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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MVB Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MVB FINANCIAL CORP.
301 VIRGINIA AVENUE
FAIRMONT, WEST VIRGINIA 26554-2777
(304) 363-4800

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2015

To the Shareholders:

        The Annual Meeting of Shareholders of MVB Financial Corp. ("MVB") will be held at the Waterfront Place Hotel, Two Waterfront Place, Morgantown, WV 26501, at 4:00 p.m. on May 19, 2015. This meeting is for the purposes of considering and voting upon proposals:

  1.
  To elect four directors for a three-year term.

  2.
  To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

  3.
  To approve an Amended 2013 MVB Financial Corp. Stock Incentive Plan that supports the inclusion of Restricted Stock and Restricted Stock Units as an incentive opportunity, makes certain adjustments to change in control provisions, and updates the plan for certain Internal Revenue Code requirements related to executive compensation.

  4.
  To act upon a proposal to approve the Annual Executive Performance Incentive Plan for the executive officers of MVB.

  5.
  To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2015.

  6.
  Any other business which may properly be brought before the meeting or any adjournment thereof.

        Only those shareholders of record at the close of business on April 1, 2015, shall be entitled to notice of the meeting and to vote at the meeting. The approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders is April 13, 2015.

By Order of the Board of Directors,

Larry F. Mazza President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 13, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2015—THE NOTICE OF MEETING, THE PROXY STATEMENT, THE PROXY CARD AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2014, ARE AVAILABLE AT http://www.mvbbanking.com/2015shareholders. DIRECTIONS TO THE ANNUAL MEETING WHERE YOU MAY VOTE IN PERSON CAN BE FOUND ON http://www.mvbbanking.com/2015shareholders.

MVB FINANCIAL CORP.
301 VIRGINIA AVENUE
FAIRMONT, WEST VIRGINIA 26554-2777
(304) 363-4800

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2015

        This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. ("MVB", or the "Company") to be held on May 19, 2015, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

        The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted "FOR" all of the proposals to be submitted to the vote of shareholders described in the Notice of Annual Meeting and this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

        A shareholder executing the proxy may revoke it at any time before it is voted:

  (a)
  by notifying MVB representatives Larry F. Mazza or Lisa J. McCormick in person;

  (b)
  by giving written notice to MVB. The revocation should be delivered to Lisa J. McCormick, Corporate Secretary, 301 Virginia Avenue, Fairmont, WV 26554;

  (c)
  by submitting to MVB a subsequently dated proxy; or

  (d)
  by attending the meeting and withdrawing the proxy before it is voted at the meeting.

        The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or one of its subsidiaries—MVB Bank, Inc. ("MVB Bank"), Potomac Mortgage Group, Inc., which does business as MVB Mortgage ("MVB Mortgage"), and MVB Insurance, LLC ("MVB Insurance")—may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

        Pursuant to the Bylaws of MVB, the Board of Directors has fixed April 1, 2015, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

        As of the record date for the Annual Meeting, approximately 8.0 million shares of the common stock of MVB, owned by approximately 1,200 shareholders, were issued and outstanding and entitled to vote. There are 20 million shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, "Principal Holders of Voting Securities."

 PURPOSES OF MEETING

1.     ELECTION OF DIRECTORS

General

        The Bylaws of MVB currently provide for a Board of Directors composed of five to 25 members to be elected annually. The Board has set 14 as the number of directors of MVB for the upcoming year. This is the same number that was established in 2014.

        Directors are elected by a plurality of the votes cast. Therefore, a vote withheld may not affect the outcome of the election. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Management Nominees to the Board of MVB

        The Articles of Incorporation provide for staggered terms for directors. Approximately one-third of the Directors are elected to a three-year term each year. The four individuals identified below represent management nominees to the Board of Directors. All four will be elected for a three-year term. Following the election of the four nominees, MVB will have three classes of directors. Two of the classes of directors will consist of four board members while the third class will include six board members.

Directors	Age as of April 1, 2015	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
David B. Alvarez	51	2013	2015	President of Energy Transportation, LLC
Joseph P. Cincinnati	50	2009	2015	Orthopedic Surgeon
John W. Ebert	55	2013	2015	President—J.W. Ebert Corporation, a McDonald's Restaurant franchisee
Kelly R. Nelson	55	2005	2015	Physician

Director Nominee Business Experience

        David B. Alvarez—MVB Vice-Chair and Director. Mr. Alvarez is the owner and President of Energy Transportation, LLC and other multiple small businesses and was formerly owner and President of MEC Construction. He has been involved in the construction business throughout the North Eastern United States natural gas fields for more than 20 years. Alvarez has founded numerous successful businesses in North Central West Virginia. He is a graduate of West Virginia University with a B.S. Degree in Business Administration. He is extremely involved in various professional, educational and philanthropic activities throughout West Virginia, including serving on the Board of Governors of West Virginia University. He currently serves on the MVB Executive, Enterprise Risk and Finance Committees. Mr. Alvarez was nominated because of his knowledge of the West Virginia markets, his knowledge of the construction industry and his community involvement.

        Joseph P. Cincinnati—MVB Director. Dr. Cincinnati is an orthopedic surgeon practicing in the MVB West Virginia Eastern Panhandle market area for 15 years. He is the founding member of the Center for Orthopedic Excellence and Tri-State Surgical Center, both located in this panhandle market area. Dr. Cincinnati is a graduate of Concord College and the West Virginia School of Osteopathic Medicine. He previously served as Chair of MVB's MVB-East, Inc. subsidiary. He was nominated due to his knowledge of the medical and overall market activities in MVB's Eastern Panhandle market area.

        John W. Ebert—MVB Director. Mr. Ebert is President of J.W. Ebert Corporation which owns 16 McDonald's franchises in West Virginia and Maryland. He has over 25 years of retail experience. He is the Chairman of McDonald's East Division Profit Team representing 5,000 restaurants. He is the former President of the Pittsburgh Region's McDonald's Owner/Operator Association. Mr. Ebert is a 1982 graduate of the University of Notre Dame with a B.S. Degree in Accounting and began his career as a Certified Public Accountant for a national accounting firm. He currently serves on the MVB Audit, Finance, Governance and Special Insurance Committees. Mr. Ebert was nominated because of his knowledge of the North Central West Virginia market, his educational background and business expertise.

        Kelly R. Nelson—MVB Director. Dr. Nelson is a physician of Harrison County, West Virginia. He was formerly Senior Vice President of MedExpress Urgent Care and for the prior 27 years the Medical Director for Medbrook Medical Associates. He is extremely active in community organizations, especially related to children. He is a graduate of Auburn University with a B.S. Degree in Biology and the University of Alabama, School of Medicine, specializing in Family Medicine. Dr. Nelson currently serves on the MVB Executive, Enterprise Risk, Governance, Human Resources & Compensation and Special Insurance Committees. He was nominated due to his knowledge of the medical community in North Central West Virginia and community activities throughout the region.

Management and Directors:

        In addition to the nominees, the following are the remaining directors and the executive officers of MVB.

Directors	Age as of April 1, 2015	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
Stephen R. Brooks	66	1999	2017	Member & Attorney—Flaherty Sensabaugh Bonasso PLLC (a law firm)
James J. Cava, Jr.	49	2013	2017	Managing Member—Cava & Banko, PLLC, Certified Public Accountants
H. Edward Dean, III	46	2012	2016

President & CEO—Potomac Mortgage Group, Inc. (dba MVB Mortgage), a wholly owned subsidiary of MVB Bank (acquired December 2012); Former President & CEO—Potomac Mortgage Group, LLC; Former President & CEO—Mason Mortgage, LLC.

Gayle C. Manchin	67	2013	2017	President—WV Board of Education; Former First Lady of West Virginia (2005-2010)
Larry F. Mazza*	54	2005	2017	President & Chief Executive Officer—MVB and Chief Executive Officer—MVB Bank; Former Chief Executive Officer—MVB Harrison, Inc.

Directors	Age as of April 1, 2015	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
J. Christopher Pallotta	65	1999	2016	Director—Bond Insurance Agency, Inc.
Nitesh S. Patel	51	1999	2017	Business Consultant; Former President & Chief Executive Officer—D.N. American, Inc. (software development company)
Jimmy D. Staton	54	2013	2017	Consultant; Former Executive Vice President & Group CEO for NiSource Gas Transmission & Storage
Roger J. Turner	64	2005	2016	Retired. Consultant to MVB Bank Inc.; Former Executive Vice President & Chief Lending Officer of MVB Bank; Former President, MVB Bank.
Samuel J. Warash	65	1999	2016	President—S.J. Warash, Inc. (real estate appraisal company)

*
Mr. Mazza is also a member of the Board of Directors of PDC Energy, Inc.

Executive Officers of MVB Bank, Inc. (Non-Nominees):

Robert J. Bardusch	49	2014	Senior Vice President, Chief Information Security Officer—MVB and MVB Bank, Inc.; Former Chief Information Officer, Enterprise Technology & Risk Management Technology for PNC Financial Services Group (PNC) in Pittsburgh, PA
Patrick R. Esposito II	41	2013

Senior Vice President, Chief Legal and Risk Officer—MVB and MVB Bank, Inc.; Former Vice President, Corporate Development & General Counsel of MVB Bank; Former Director, Business Development at Intergraph Corporation.

Bret S. Price	48	2013	Senior Vice President, Chief Financial Officer—MVB; Former Vice President—, Founders Investment Banking in Birmingham, AL
Donald T. Robinson	40	2011

Executive Vice President & Chief Operating Officer—MVB and President—MVB Bank; Former North Regional President—MVB; Former Partner with Hayden Harper; Former Senior Vice President and Commercial Regional Manager for Huntington National Bank

        There are no family relationships among the directors, director nominees or executive officers of MVB or the Bank.

        Other than previously disclosed, no MVB Board member has been a member of the board of another public company during the past five years.

        The Board of Directors of MVB met 16 times, and the Board of Directors of MVB Bank met 15 times during 2014. All directors attended 75% or more of the meetings held of the Board of Directors and committees thereof of which the director is a member.

        In order to meet their responsibilities, directors are expected to attend board and committee meetings as well as the annual meeting of shareholders. All directors attended the 2014 Annual Meeting of Shareholders, except for Directors Dean and Manchin.

Leadership Structure of the Board

        The Board Chair, Vice Chair and President/Chief Executive Officer (CEO) are three separate people. Throughout MVB's history, this has been the leadership model. The President/CEO is responsible for the day-to-day operations and performance of MVB. The Chair and Vice Chair are involved in management of meetings and matters of governance and corporate oversight. The Chair and Vice Chair also focus on monitoring the effectiveness of the President/CEO in implementing MVB's corporate strategy and ensuring that the Directors receive sufficient information, on a timely basis, to provide proper risk oversight.

        A Governance Committee was established by MVB in December 2009. The Governance Committee's responsibilities are defined in its Charter. The Committee, among many things, reviews the committees of the Board and membership thereof, evaluates compliance with the Director Education Policy, evaluates the current Board areas of expertise and monitors such to determine if an adjustment of Board membership is necessary. The Governance Committee will also provide oversight on issues relating to the governance and operations of MVB.

        The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB. Each is chaired by an independent director. Staff members are responsible to the Chairs of the committees for requested information necessary for proper committee functioning. Following on organizational enhancements made to manage enterprise risk, in January 2015, the Board of MVB created an Enterprise Risk Committee as a committee of the MVB Board of Directors, with a mandate to review the activities of the MVB Management Risk Committee and the Chief Legal & Risk Officer; ensure that the MVB Board of Directors is well-versed on risk issues and has the opportunity to question and provide guidance on day-to-day and long-term MVB risk management activities; and, work in coordination with other MVB Board of Directors committees and subcommittees that engage in risk management functions to ensure that there is comprehensive, coordinated enterprise risk management for MVB, among other functions.

Committees of the Board

        MVB has a number of standing committees as described below.

        Executive Committee.    Composed of David B. Alvarez, Stephen R. Brooks—Chair, James J. Cava, Jr., Larry F. Mazza, Kelly R. Nelson, Nitesh S. Patel and Jimmy D. Staton. The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by: (1) providing Board presence and continuity between meetings of the Board; and (2) providing quick response capability in the event of emergencies or for relatively routine items requiring Board action. The Committee, between meetings of the Board, exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that a special meeting of the full Board is not deemed necessary or possible. The Committee reports the results from these meetings to the Board of Directors. The Committee met 14 times in 2014.

        Audit Committee.    Composed of James J. Cava, Jr.—Chair, John W. Ebert, J. Christopher Pallotta and Jimmy D. Staton. The purpose is to review the results of the internal and external audits, review Reports of Examination from regulatory authorities and discuss the financial statements with management and external auditors and to report such to the Board of Directors.

        The Audit Committee of MVB has not designated an individual who is considered to be an audit committee financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert. In the small community market area of MVB, individuals meeting the required credentials under the Act are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

        The Audit Committee met five times in 2014. The Committee meets with representatives of Brown Edwards & Co., LLP, who are responsible for the internal audit function of MVB and Dixon Hughes Goodman, LLP, who are responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of MVB Bank or MVB. During these meetings, the active management of MVB Bank or MVB, including CEO Mazza and CFO Price, may be asked to leave the room to provide comfort of questioners and responders.

        In the opinion of MVB's Board of Directors, none of the Board of Directors, except for Directors Dean, Mazza and Turner, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Directors Dean, Mazza and Turner and none of their immediate family members are or have for the past three years been executive officers of MVB or MVB Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Dean, Mazza and Turner are "independent directors," as that term is defined in Rule 4200(a) (15) of the Rules of the Financial Industry Regulatory Authority. The Board of Directors of MVB has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the 2013 Proxy Statement as required by the Securities and Exchange Commission.

Report of the Audit Committee

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014, with management. The Audit Committee has also discussed the audited financial statements with Dixon Hughes Goodman, LLP, MVB's independent accountants, as well as the matters required to be discussed by AU Section 380 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Dixon Hughes Goodman, LLP, required by Public Company Accounting Oversight Board Rule 3526 regarding the independent accountant's communications and has discussed with Dixon Hughes Goodman, LLP, the independent accountants' independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

  Submitted by the Audit Committee,
  James J. Cava, Jr., Chair
  John W. Ebert
  J. Christopher Pallotta
  Jimmy D. Staton

        This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

        Finance Committee.    Composed of David B. Alvarez, James J. Cava, Jr., John W. Ebert—Chair, Jimmy D. Staton and Samuel J. Warash. The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB Financial and its subsidiaries by providing oversight and guidance regarding finance, budget, and facilities matters and to make recommendations, as appropriate and warranted. The Committee reports the results from these meetings to the Board of Directors. The Committee is a consolidation of the former MVB Budget Committee and the former MVB Facilities Planning Committee. The Finance Committee met six times in 2014.

        Enterprise Risk Committee.    Composed of David B. Alvarez, Stephen R. Brooks—Chair, James J. Cava, Jr., Larry F. Mazza, Kelly R. Nelson, J. Christopher Pallotta, Nitesh S. Patel and Jimmy D. Staton. The purpose of the Committee is to complete work related to enterprise risk and to direct the activities of the Management Risk Committee and the Chief Risk Officer. As noted, this Committee is new for 2015 and was developed to supplement the work of an existing management risk committee.

        Governance Committee.    Composed of Stephen R. Brooks, John W. Ebert, Gayle C. Manchin, Kelly R. Nelson—Chair, and Nitesh S. Patel. CEO Mazza is an ex-officio member of this Committee. The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by: (1) helping MVB to create and maintain an appropriate board and committee structure; (2) assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees; (3) overseeing the development and updating of governance and ethics policies for MVB; (4) leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members; and (5) monitoring of the implementation of MVB governance policies and practices. The Committee reports the results from these meetings to the Board of Directors. The Committee met seven times in 2014.

        The Board of Directors has not established a formal nominating committee as the Governance Committee serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare.

        The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

  •
  Directors should be of the highest ethical character.

  •
  Directors should have excellent personal and professional reputations in MVB's market area.

  •
  Directors should be accomplished in their professions or careers.

  •
  Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

  •
  Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

  •
  Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and to serve on Board committees.

  •
  The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

  •
  Directors must be acceptable to MVB's and MVB Bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

  •
  Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.

  •
  Directors must be at least 21 years of age.

        The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

        The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Governance Committee considers in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance Committee focuses on skills, expertise or background that would complement the existing board, recognizing that MVB's businesses and operations are regional in nature. Our directors are or have been residents of our primary markets—North Central West Virginia, Eastern West Virginia, or Northern Virginia. Our directors come from diverse backgrounds including the financial, industrial, professional and retail areas and information technology.

        The process of the Governance Committee for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Governance Committee considers the directors' overall service to MVB or MVB Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and MVB Bank. The Committee also reviews the payment history of loans, if any, made to such directors by MVB Bank to ensure that the directors are not chronically delinquent and in default. The Committee considers whether any transactions between the directors and MVB Bank have been criticized by any banking regulatory agency or MVB Bank's external auditors and whether corrective action, if required, has been taken and was sufficient. The Committee also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Committee uses its network of contacts in MVB's market area to compile a list of potential candidates. The Committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Committee then discusses each candidate's qualifications and chooses a candidate by majority vote.

        The Board of Directors will consider director candidates recommended by stockholders for nomination by the Board of Directors, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations for director to the shareholders. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

        MVB's Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

  •
  Name and address of proposed nominee(s);

  •
  Principal occupation of nominee(s);

  •
  Total shares to be voted for each nominee;

  •
  Name and address of notifying shareholder; and

  •
  Number of shares owned by notifying shareholder.

        Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors or directors of MVB subsidiaries and are included as nominees in this Proxy Statement. No shareholder recommendations or nominations have been made for election at the 2014 Annual Meeting.

        Human Resources & Compensation Committee.    Composed of Stephen R. Brooks, James J. Cava, Jr., Kelly R. Nelson and Jimmy D. Staton—Chair. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of the 2013 MVB Financial Corp. Stock Incentive Plan. CEO Mazza is an ex-officio member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on. Mr. Mazza makes no recommendations nor participates in any portion of the meetings relating to his own compensation. The Committee reports the results from these meetings to the Board of Directors. The Committee met 12 times in 2014. A copy of the Charter of the Human Resources & Compensation Committee is attached as Exhibit A to this Proxy Statement.

        In addition, MVB's subsidiary, MVB Bank, has a number of standing committees, as described below.

        Executive Committee.    Composed of David B. Alvarez, Stephen R. Brooks—Chair, James J. Cava, Jr., Larry F. Mazza, Kelly R. Nelson, J. Christopher Pallotta, Nitesh S. Patel and Jimmy D. Staton. The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB Bank and its subsidiaries by: (1) providing MVB Bank Board of Directors presence and continuity between meetings of the MVB Bank Board of Directors and (2) providing quick response capability in the event of emergencies or for relatively routine items requiring MVB Bank Board of Directors action. The Committee, between meetings of the MVB Bank Board of Directors, shall exercise the powers of the MVB Bank Board of Directors, as appropriate, in any case where immediate action is required and the matter is such that a special meeting of the full MVB Bank Board of Directors is not deemed necessary or possible. The Committee reports the results from these meetings to the MVB Bank Board of Directors. The Committee met 13 times in 2014.

        ALCO Committee.    Composed of James J. Cava, Jr., Larry F. Mazza, J. Christopher Pallotta—Chair, Jimmy D. Staton and Samuel J. Warash, as well as executive officers Bret S. Price, David A Jones, Donald T. Robinson, John T. Schirripa and Eric L. Tichenor. The purpose of this committee is to review the performance of the MVB Bank investment portfolio and policies relating to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the MVB Bank Board of Directors. The Committee met six times in 2014. In addition, this committee has an organized subcommittee—the Derivatives Subcommittee—that focuses on derivative investments. This subcommittee is composed of James J. Cava Jr., J. Christopher Pallotta—Chair, and Jimmy D. Staton.

        Loan Review Committee.    Composed of James J. Cava, Jr., Larry F. Mazza, J. Christopher Pallotta, Nitesh S. Patel, Jimmy D. Staton and Samuel J. Warash—Chair. The purpose of this Committee is to evaluate the adequacy of the MVB Bank Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. The Committee reports the results from these meetings to the MVB Bank Board of Directors. The Committee met four times in 2014.

Compensation Discussion and Analysis

Introduction

        The following discussion and analysis explains MVB's compensation program as it applies to the executive officers named in the Summary Compensation Table on page 17, who we refer collectively to as the "named executive officers." This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tables and narrative disclosure that follows the Summary Compensation Table. They are compensated by MVB for services rendered as officers of MVB.

        Overall, the Board of Directors believes that MVB's compensation program is effective in aligning the compensation of our executive officers with the long-term interests of our stockholders. Incentive compensation programs consist of a blend of annual performance and time based compensation, are structured to preclude excessive and unnecessary risk-taking, and utilize performance metrics established in advance based on an annual budget and business planning process.

Compensation Objectives

        MVB's Human Resources & Compensation Committee has a philosophy on executive compensation. This philosophy expresses MVB's desire to become the employer of choice and to be viewed as a model of best practices for executive compensation. Our compensation programs are designed to provide the appropriate mix of compensation and benefits in order to promote the interests of MVB and its stockholders while enabling us to attract and retain top-quality executive talent. The primary objectives of the compensation policies for executive officers are to:

  •
  Attract and retain executive officers by offering base salary that is competitive with that offered by similarly situated companies in the markets in which we compete and by rewarding outstanding individual performance;

  •
  Promote and reward the achievement of short-term and long-term objectives set by the Board and management without encouraging unnecessary and excessive risk taking by our executive officers; and

  •
  Align the interests of executive officers with those of our stockholders by making incentive compensation an important aspect of our executive's compensation.

Administration of the Executive Compensation Program

        Human Resources & Compensation Committee Process.    The Human Resources and Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Committee met 12 times during calendar year 2014. Mr. Staton, Chairman, works with our Chief Executive Officer and Vice President of Human Resources to establish the meeting agenda. The Committee typically meets with the Chief Executive Officer and, when appropriate, with legal counsel. The Committee also conducts executive sessions without management when necessary.

        The Committee annually reviews the Human Resources & Compensation Committee Charter and all incentive plans used throughout MVB in all business lines. In this review of the incentive plans, the Committee makes a determination of whether the plans, individually or collectively, encourage excessive risk taking, that each of the plans have reasonable limits and caps, and that the overall structure of the incentive plans is aligned with the interests of the stockholders.

        The Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

  •
  Financial reports on year-to-date performance versus budget and compared to prior year performance;

  •
  Calculations and reports on levels of achievement of individual and corporate performance objectives;

  •
  Reports on MVB's strategic objectives and budget for future periods;

  •
  Reports on MVB's year over year performance and current year performance versus a peer group of companies;

  •
  Estimated grant date values of stock options (using the Black-Scholes valuation methodology);

  •
  Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change in control of MVB;

  •
  Information regarding compensation programs and compensation levels at study groups of companies identified by Management or through statistical comparisons compiled by management using third party source information such as SNL Financial Executive Compensation Review; and

  •
  Publically available independent survey reports related to employee and board-compensation.

        Profitability and Risk.    The Human Resources & Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between MVB's results and risk. The Committee recognizes that business in our industry inherently requires that MVB take on certain risks—in its lending activities, depository activities, investing activities as well as other facets of the organization. Upon due consideration of these items, the Committee believes that MVB incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, the Committee believes that MVB's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

        Use of Peer Group.    MVB adopts the position that annual compensation for all executive officers should be targeted to be at or above the 50th percentile of companies in our peer group and should provide for performance bonuses based on performance metrics established at the discretion of the Human Resources and Compensation Committee. Our Management compiled peer group reports for 2014, which were reviewed by the Human Resources & Compensation Committee. The peer group used by the Committee consisted seven financial companies ranging from approximately $1 billion to $3 billion in total assets. The peer group was chosen based on regional location, return on average assets, return on average equity and other financial comparisons. The peer group for 2014 compensation purposes was comprised of the 7 companies listed below:

Bryn Mawr Bank Corp.	Cardinal Financial Corp.	Chemung Financial Corp.
Intervest Bancshares Corp.	National Bancshares Inc.	Tri-State Capital Holdings Inc.
Univest Corp. of Pennsylvania

        Management's Role in the Compensation-Setting Process.    Management plays a significant role in the compensation setting process. The most significant aspects of management's role are:

  •
  Evaluating employee performance;

  •
  Establishing business performance targets and objectives for individual executives other than the named executive officers; and

  •
  Recommending salary levels and option awards.

The Chief Executive Officer also participates in Human Resources & Compensation Committee meetings at the Committee's request to provide:

  •
  Background information regarding MVB's strategic objectives and;

  •
  Compensation recommendations as to senior executive officers (other than himself).

        Annual Evaluation.    The Human Resources & Compensation Committee meets in an executive session each year to evaluate the performance of the named executive officers, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.

        The Human Resources & Compensation Committee's process begins with establishing individual and corporate performance objectives by the second quarter of each calendar year. The Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. The Committee also reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within MVB.

Components of Executive Compensation

        The principal components of our executive compensation program are:

  •
  Base salary;

  •
  Annual cash incentive awards;

  •
  Long-term incentives.

        In addition to these principal components, our compensation program also includes employment contracts, change in control agreements, a bank owned life insurance program and other perquisites and benefits, each of which are discussed in this Compensation Discussion & Analysis with respect to the named executive officers.

Annual Compensation

        MVB's executive officers receive two forms of annual compensation: base salary and annual incentive awards. The levels of base salary and annual incentive awards for executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions.

        The annual compensation program is intended to target MVB performance, both in terms of the attainment of short-term and long-term goals, and to consider principally return on equity, growth in earnings per share, and return on assets.

        Base Salary.    Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, our Human Resources &

Compensation Committee considers the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, competitive salary practices at companies in the study groups, internal pay equity and the tax deductibility of base salary.

        See the Summary Compensation Table on page 17 for more information about the 2014 base salaries of MVB's named executive officers.

        Annual Cash Incentive Awards.    Annual incentive awards, in the form of annual cash bonuses, are made eligible for our named executive officers under the Annual Executive Performance Incentive Plan, which is attached as Exhibit C, to this proxy statement. The Human Resources & Compensation Committee approves awards, terms and conditions of each such award as well as the performance goals to be achieved in each calendar year by the participants. The Committee believes that annual cash incentive awards for our executives, which are the variable and at-risk portion of annual compensation, should be generally targeted at a maximum of 100% of base salary for the Chief Executive Officer and a somewhat lesser percentage for our other executive officers.

        Eligibility for Annual Incentive Awards.    In general, the following thresholds must be satisfied for an executive to be eligible to receive an annual incentive award: (i) the executive must receive a "meets expectations" performance rating; (ii) the executive must complete a minimum of 40 hours of education and (iii) MVB must meet 100% of its net income goal.

        Performance Rating.    The Chief Executive Officer annually rates the performance of each of our other named executive officers and assigns a performance rating to the executives based on the executive's performance during the fiscal year. The Chair of the Human Resources & Compensation Committee evaluates the performance of our Chief Executive Officer and assesses his performance for the year.

        Net Income Goal.    MVB's overall corporate goal is the net income goal for a given fiscal year. The Committee sets target performance measures based in part upon management's confidential business plan and budget. The Human Resources & Compensation Committee sets the net income goal at a target level deemed appropriate based on the recommendation from the Chief Executive Officer, industry expectation, market opportunities and other factors the Committee believes are relevant. Because the net income goal was not met for 2014, no annual incentive cash awards were paid out.

        Payment of Annual Incentive Awards.    Annual incentive awards for each named executive officer are calculated by multiplying the weighting assigned to a performance target by the target incentive award for the executive. The resulting product is then multiplied by the actual results achieved for that performance target. Management does this for each performance target, with the sum of all performance targets for a named executive officer generally being the annual incentive award for the executive and recommended to the Human Resources and Compensation Committee.

Long-Term Incentive Compensation

        MVB's Human Resources & Compensation Committee believes that long-term incentive compensation is an important component of our compensation program because it has the effect of retaining and motivating executives, aligning executives' financial interests with the interests of stockholders, and rewarding the achievement of MVB's long-term strategic goals.

        The following paragraphs summarize the purpose and certain of the provisions of the 2013 Stock Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, which is attached as Exhibit B to this proxy statement. Capitalized terms used but not defined in the following summary have the meanings set forth in the Stock Incentive Plan.

        The Board of Directors believes that the Stock Incentive Plan benefits MVB by (i) assisting in recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentive for directors and employees, and (iii) associating the interests of directors and employees with those of MVB and its shareholders through opportunities for increased stock ownership.

        The Human Resources & Compensation Committee, consisting of outside directors, administers the Stock Incentive Plan. The Committee may delegate its authority to administer the Stock Incentive Plan to an officer of MVB. The Committee may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, however. As used in this summary, the term "Administrator" means the Human Resources & Compensation Committee and any delegate, as appropriate.

        Employees and directors of MVB and its affiliates are eligible to participate in the Stock Incentive Plan. The class of eligible personnel includes approximately 320 people. With recommendations from the Chief Executive Officer, the Administrator approves the individuals who will participate in the Incentive Plan. The Administrator may, from time to time, grant stock options, stock purchase rights or stock awards to Participants. The proposed amendments to the Stock Incentive Plan discussed in this proxy statement will add restricted stock and restricted stock units to this list.

        Options granted under the Stock Incentive Plan may be incentive stock options or nonqualified stock options. A stock option entitles the participant to purchase shares of Common Stock from MVB at the option price. The option price will be fixed by the Administrator at the time the option is granted, but in the case of an incentive stock option, the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash, or, with the Administrator's consent, with shares of Common Stock or a combination of cash and Common Stock.

        Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a participant's right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the participant continue employment with MVB for a specified period or that MVB or the participant achieves stated objectives.

        The Stock Incentive Plan provides that outstanding options will become exercisable and outstanding stock awards will be vested upon a change in control.

        All awards made under the Stock Incentive Plan will be evidenced by written agreements between MVB and the participant. The Administrator will establish guidelines supplementing the provisions of the Incentive Plan to aid in the selection of Participants and to determine the amounts, timing, and other terms of awards.

        A maximum of 2,200,000 shares of Common Stock (as amended to reflect the stock split in the form of a stock dividend approved by the shareholders of MVB in 2014), including shares subject to options issued under the predecessors to the Stock Incentive Plan, may be issued upon the exercise of options and stock awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.

        No option or stock award may be granted under the Stock Incentive Plan after May 20, 2023. The Board of Directors may, without further action by shareholders, terminate or suspend the Stock Incentive Plan in whole or in part. The Board of Directors also may amend the Stock Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Stock Incentive Plan or changes the class of individuals who may be selected to participate in the Stock Incentive Plan will become effective until it is approved by shareholders.

        It is not possible at the present time to determine the benefits or amounts that will be received or allocated in the future under the Stock Incentive Plan.

Perquisites and Other Benefits

        Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as health savings accounts for reimbursement of medical expenses. The Human Resources & Compensation Committee has directed that MVB disclose all perquisites provided to the named executive officers in the Summary Compensation Table on page 17 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Bank-Owned Life Insurance Program

        In 1999, MVB implemented a bank-owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily general and hybrid. It is MVB's intention to hold the insurance until the ultimate death of each insured. MVB addressed insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a set death benefit for each insured to be paid to the insured's beneficiary upon the death of the insured directly from MVB's general accounts.

        Specifically, the program insures approximately 39 current or former officers, at the level of vice president or higher. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a set death benefit in the policy proceeds on the employee's life which is payable to the insured's designated beneficiary upon the death of the insured. On average, the death benefit payable to MVB as a multiple of salary is approximately 5.5 times annual salary. All of the named executive officers, have such policies for the primary benefit of MVB against their lives, and only if such policies remain in force by MVB until their death would the above-noted set supplemental benefit be paid to their beneficiaries.

Employment Contracts

        MVB and its subsidiaries provide certain executive officers, including our named executive officers, with written employment contracts in order to secure the services of key talent within the highly competitive financial services industry. These contracts are generally the same and are reviewed and updated annually if necessary. The non-competition provisions in the agreements are intended to protect MVB from competitive disadvantage if one of MVB's named executive officers leaves MVB to work for a competitor.

        The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, employee shall be paid when due and in accordance with MVB's normal payroll practices and relevant policies. If terminated without cause, the employee is entitled to a severance payment equal to a set number of months of the employee's base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then-existing term of the agreement.

        Although the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by MVB, the Change in Control Agreements, described in a succeeding section, contain provisions that, if the employee so elects, supersede and replace the termination benefits under an employee's employment contract in the event of a termination or severance of such an executive officer's employment subsequent to a change in control. Thus, the employee can elect a termination payment only under one form of benefit, either under the employment contract or the Change in Control

Agreement, and if the employee elects a benefit under the Change in Control Agreement, no termination benefit is payable under the employee's employment agreement.

        The employment agreements with named executive officers are described in greater detail below under, "Employment Agreements and Change in Control."

Change in Control Agreements

        MVB believes that Change in Control Agreements provide security for its employees and minimize distraction of employees in the event of a significant merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value. The Change in Control Agreements are reviewed and updated annually.

        The Change in Control Agreements set forth certain terms and conditions upon the occurrence of a "change in control event." Absent a "change in control event", the Change in Control Agreements do not require MVB to retain the employees in its employ or to pay any specified level of compensation or benefits.

        Either Party may deem a Change in Control (as defined below) when also accompanied by an involuntary termination or employment without cause or either of the following circumstances:

  i.
  A material diminution of the employee's authority, duties or responsibilities; or

  ii.
  A change in the geographic location at which the employee must perform the services rendered hereunder which is more than fifty (50) miles from the employee's then current location.

        In such event, the employee would be entitled to a severance payment equal to a set number of months of the employee's base salary.

        A "Change of Control" means either: (i) the acquisition, directly or indirectly, by any person, group of persons, or other organization of units at MVB, which, when added to any other units the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s), group of persons, or other organization, of greater than 50% of such units; or (ii) the occurrence of any merger, consolidation, exchange or reorganization to which MVB is a party and to which MVB (or any entity controlled thereby) is not a surviving entity, or the sale of all or substantially all of the assets of MVB. Provided, however, no Change of Control shall have occurred if, with respect to (i) or (ii) above, the acquirer, surviving entity or owner of the assets is MVB or one of its subsidiaries or affiliates.

Compensation Committee Report

        The Human Resources & Compensation Committee of MVB has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Human Resources and Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

  THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
  Jimmy D. Staton, Chairman
  Stephen R. Brooks
  James J. Cava, Jr.
  Kelly R. Nelson

Executive Compensation

        The following information is prepared based on positions as of December 31, 2014. In 2014, compensation was paid to the employees by MVB or MVB Bank, unless otherwise noted. The following table summarizes compensation paid to executive officers and other highly paid individuals for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Change in actuarial present value of MVB defined benefit pension plan	All Other Compensation ($)(3)	Total ($)
Larry F. Mazza	2014	$629,189	None	$313,200	$84,824	$32,733	$1,059,946
President & CEO, MVB Financial	2013	$531,453	$103,312	$43,000	$18,137	$26,957	$722,859
Corp. and CEO, MVB Bank, Inc.	2012	$285,000	None	$43,000	$81,306	$23,397	$432,703
Bret S. Price	2014	$262,534	$15,000	None	None	$3,275	$280,809
SVP & CFO, MVB Financial Corp.	2013	$24,124	None	$23,600	None	None	$47,724
and MVB Bank, Inc.
Donald T. Robinson	2014	$339,453	None	None	$28,144	$7,500	$375,097
EVP, Chief Operating Officer,	2013	$244,592	$30,062	$130,900	$8,360	$5,712	$419,626
MVB Financial and President,	2012	$185,000	None	$37,800	$20,516	$4,768	$248,084
MVB Bank, Inc.
H. Edward Dean, III	2014	$1,146,147	None	$7,830	$15,946	$17,435	$1,187,358
President & CEO, MVB Mortgage	2013	$1,670,066	None	$23,600	$13,353	$18,329	$1,725,348
* compensation paid by MVB Mortgage
L. Randall Cober	2014	$501,584	None	None	$62,714	$11,534	$575,832
CEO, MVB Insurance	2013	$295,145	None	$159,200	None	$0	$454,345
* compensation paid by MVB Insurance

(1)
This figure includes salary, plus commission, plus vehicle allowance

(2)
This figure is calculated using the Black Scholes value at the time of the grant.

(3)
This figure includes director fees of $22,525, $8,325 and $1,200 for Messrs. Mazza, Dean and Cober, respectively for 2014 and $17,825 and $9,100 for Messrs. Mazza and Dean, respectively for 2013.

        Based upon recommendations from the MVB Human Resources & Compensation Committee, MVB does, from time to time, provide Stock Awards, Non-Equity Incentive Plan Compensation and Non-Qualified Deferred Compensation Earnings to its officers or directors.

 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Larry F. Mazza	2-1-14	120,000	$16.00	$313,200
	1-1-13	50,000	$12.00	$43,000
Bret S. Price	—	—	—	—
Donald T. Robinson	—	—	—	—
H. Edward Dean, III	2-21-14	3,000	$16.00	$7,830
	1-1-13	10,000	$12.00	$8,600
L. Randall Cober	—	—	—	—

        The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining and motivating able executives, managers and other key employees. The 2013 MVB Financial Corp. Stock Incentive Plan provides that the Human Resources & Compensation Committee appointed by the Board of Directors of MVB have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program.

        During 2012, the Human Resources & Compensation Committee granted 11 awards, totaling 79,500 shares at exercise prices of $22.00 and $24.00 per share. The expense to be recognized with the awards will be amortized over five years, beginning in 2013. These awards were granted under the predecessor to the 2013 MVB Financial Corp. Stock Incentive Plan. During 2013, the Human Resources & Compensation Committee granted 39 awards, totaling 250,000 shares at exercise prices of $24.00, $27.00, $28.25 and $32.00 per share (which, if exercised, will actually be double the number of awards at fifty percent of the exercise price per share, based upon the stock split approved by MVB's shareholders on February 11, 2014, and effective on March 21, 2014). The expense to be recognized with the awards will be amortized over five years, beginning in 2014. During 2014, the Human Resources & Compensation Committee granted 31 awards, totaling 289,495 shares at exercise prices of $14.80, $15.25, $15.75, $15.90, $16.00, $16.02, $16.20, $16.25 and $16.50 per share. The expense to be recognized with the awards will be amortized over five years, beginning in 2015.

        The following tables summarize the outstanding equity awards at fiscal year-end, December 31, 2014.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Larry F. Mazza	99,000 52,800 20,000 10,000 None	None 13,200 30,000 40,000 120,000	None None None None None	$ $ $ $ $	7.28 9.09 12.00 12.00 16.00	10-01-15 01-01-20 12-31-22 01-01-23 02-01-24
Bret S. Price	1,000	4,000	None		$16.00	11-18-23
Donald T. Robinson	8,000 6,000 3,000 10,000	12,000 9,000 12,000 40,000	None None None None	$ $ $ $	11.00 12.00 12.00 16.00	01-01-22 12-31-22 01-01-23 12-31-23
H. Edward Dean, III	2,000 None	8,000 3,000	None None	$ $	12.00 16.00	01-01-23 02-21-24
L. Randall Cober	16,000	64,000	None		$13.50	05-22-23

Option Exercises and Stock Vested

        During 2014, no options were exercised by any of the named executive officers. As of December 31, 2014, there were no Stock Appreciation Rights or similar instruments, restricted stock, restricted stock units or similar instruments for any named executive officer.

Retirement Plans

        MVB provided a defined benefit retirement plan for all qualifying employees; however, the defined benefit plan has been frozen, and no service after May 31, 2014, is taken into consideration for determining a benefit. All qualifying employees actively employed on May 31, 2014, are 100% vested, but no subsequent vesting is contemplated. The plan provides for benefits based on the highest five consecutive years of earnings times 2 times years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner. The benefits are summarized in the table below:

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry F. Mazza	Allegheny Group Retirement Plan	9.25	$347,539	None
Bret S. Price	Allegheny Group Retirement Plan	N/A	N/A	None
Donald T. Robinson	Allegheny Group Retirement Plan	3.167	$57,020	None
H. Edward Dean, III	Allegheny Group Retirement Plan	1.417	$29,299	None
L. Randall Cober	Allegheny Group Retirement Plan	1.083	$62,714	None

Employment Agreements and Change in Control

        MVB has employment agreements with Mazza, Price, Robinson, and Dean. MVB Insurance has an employment agreement with Cober. The general terms of these contracts are described below:

        Mazza has a written employment agreement with MVB, effective January 1, 2014 as amended on January 21, 2014, that can be renewed annually. Mazza's current salary is $625,000 per year, payable in accordance with MVB's general payroll practices and is subject to future adjustment. Mazza continues to be eligible to participate in MVB's fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs. In addition, Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan. Mazza continues to be subject to MVB standard employee handbook policies. Mazza's employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed. Mazza's employment agreement also includes provisions related to treatment of confidential information, the return of MVB's property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for 12 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary. If Mr. Mazza's employment were terminated without cause as of December 31, 2014, he would have been entitled to receive $1,250,000 under this agreement.

        Price has a written employment agreement with MVB, effective January 1, 2014, that can be renewed annually. Price's current salary is $235,000 per year, payable in accordance with MVB's general payroll practices and is subject to future adjustment. Price continues to be eligible to participate in MVB's fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs. In addition, Price continues to be eligible to participate in the MVB annual executive performance incentive plan. Price continues to be subject to MVB standard employee handbook policies. Price's employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of one year of the then current annual base salary, provided that a general release of claims is executed. Price's employment agreement also includes provisions related to treatment of confidential information, the return of MVB's property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for 12 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary. If Mr. Price's employment were terminated without cause as of December 31, 2014, he would have been entitled to receive $235,000 under this agreement.

        Robinson has a written employment agreement with MVB, effective January 1, 2014, that can be renewed annually. Robinson's current salary is $350,000 per year, payable in accordance with MVB's general payroll practices and is subject to future adjustment. Robinson continues to be eligible to participate in MVB's fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs. In addition, Robinson continues to be eligible to participate in the MVB annual executive performance incentive plan. Robinson continues to be subject to MVB standard employee handbook policies. Robinson's employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed. Robinson's employment agreement also includes provisions related to treatment of confidential information, the return of MVB's property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for 12 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary. If Mr. Robinson's employment were terminated without cause as of December 31, 2014, he would have been entitled to receive $700,000 under this agreement.

        Dean has a written employment agreement with MVB and MVB Bank, effective December 20, 2012, with an initial term of five years, which may be extended by Dean, at his option, for successive terms of up to three years. Dean's base compensation under the agreement is $500,000 per year, plus an earn-out for a pre-tax income (excluding certain administrative expenses and other specific adjustments). Subject to certain exceptions, Dean's earn-out potential for the 2015, 2016 and 2017 fiscal years, which would be payable on or before February 15 of the following year, is as follows: (1) if MVB Mortgage earnings beginning from January 1, 2013 reach $24,000,000 within the 2015 MVB fiscal year, Dean will receive 74% of 75% of all MVB Mortgage income that exceeds $24,000,000 in that same period and 74% of 25% of MVB Mortgage's pre-tax income in 2016 and 2017 or (2) if MVB Mortgage earnings from January 1, 2013 to December 31, 2015 do not reach $24,000,000, Dean will receive 74% of 25% of MVB Mortgage's pre-tax income for 2016 and 2017. The agreement also provides for commissions payable to Mr. Dean for eligible loans over the term of the agreement which are originated by Dean. Generally, the commission is .80% per loan, except for construction loans and home equity lines of credit, for which the commission is ..50%. The agreement also provides for the issuance of options to purchase 5,000 shares, with vesting of 1,000 shares on each of the five anniversary dates after December 20, 2012. The agreement also provides for a monthly vehicle allowance of $1,500. Dean continues to be eligible to participate in MVB's fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs. In addition, Dean continues to be eligible to participate in the MVB annual executive performance incentive plan. Dean continues to be subject to MVB standard employee handbook policies. Dean's employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments. If Dean's employment is terminated without cause, or terminated by Dean for a good reason, as defined under the agreement (including after a change of control) Dean would be entitled to: receive 18 months compensation, based on the average of the previous two years; have all restrictions on company stock owned by Dean removed and all stock options possessed by Dean immediately vesting; receive payments for health insurance premiums for the maximum time provided for under the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, plus six months; and, be entitled to other employee benefits through the remaining term of the agreement. All commissions which were earned as of the date of termination would be paid in no later than 30 days after the closing of the applicable loan. If the agreement is terminated as a result of legal disability, Dean would be entitled to receive benefits under MVB's long-term disability policy. The agreement also provides that, on termination without cause, or termination by Mr. Dean without good reason, as defined in the agreement, Dean will not compete with, or solicit customers or employees of MVB or MVB Mortgage for a period of 18 months within the counties in which MVB, MVB Bank, and MVB Mortgage operate. Pursuant to the agreement, on December 31, 2012, MVB entered into an indemnification agreement with Dean, which provides for indemnification and advances in expenses and costs incurred by Dean in connection with claims, suits or proceedings arising as a result of his service with the Company, to the fullest extent permitted by law. If Mr. Dean's employment were terminated without cause as of December 31, 2014, he would have been entitled to receive $2,135,038 under this agreement.

        Cober has a written employment agreement with MVB Insurance, effective May 22, 2013, with an initial term of five years, which can be renewed for additional three years terms, if mutually agreed to by Cober and MVB Insurance. Cober's current salary is $500,000 per year, payable in accordance with MVB's general payroll practices and is subject to future adjustment. Cober continues to be eligible to participate in MVB's fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs. Cober continues to be subject to MVB standard employee handbook policies. Cober's employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment equal to the remaining salary payments due under the employment agreement through the end of the initial five year term would be required. Cober's employment agreement also includes provisions related to treatment of confidential information, the return of MVB's property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for 24 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary. If Mr. Cober's employment were terminated without cause as of December 31, 2014, he would have been entitled to receive $1,703,271 under this agreement.

        The foregoing descriptions apply to agreements entered into by MVB with the Executive Officers named in the Summary Compensation Table above, or "Named Executive Officers." In addition to these employment agreements, MVB and the MVB Bank have entered into a number of employment agreements with other employees.

Director Compensation

        In 2014, members of the Boards of MVB and its subsidiaries received a fee of $375 for each MVB board meeting attended and a fee of $300 for each subsidiary board meeting attended. They also received a fee of $300 for each MVB committee meeting attended and a fee of $200 for each MVB subsidiary committee meeting attended. In 2014, MVB began providing stock option awards to directors of MVB and subsidiaries. MVB does not provide Stock Awards, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings or any other compensation to directors, unless otherwise noted. The table below provides detailed information about non-executive director fees, including those for MVB subsidiaries, paid in 2014 and stock option awards granted to directors in 2014.

	2014 Director Compensation
Director Name	Cash ($)	Options ($)(1)	Total ($)
David B. Alvarez	17,175	6,120	23,295
Stephen R. Brooks	39,825	6,120	45,945
Frederick E. Brooks	1,800	—	1,800
James J. Cava, Jr.	29,300	6,120	35,420
Joseph P. Cincinnati	9,150	6,120	15,270
L. Randall Cober	1,200	—	1,200
Berniece D. Collis*	18,000	—	18,000
H. Edward Dean, III	8,325	—	8,325
John W. Ebert	16,550	6,120	22,670
Harvey M. Havlichek*	15,016	—	15,016
Kenneth J. Juskowich	1,200	6,120	7,320
Gayle C. Manchin	8,250	6,120	14,370
James R. Martin*	30,000	—	30,000
Larry F. Mazza	22,525	—	22,525
Kelly R. Nelson	25,550	6,120	31,670
J. Christopher Pallotta	23,275	6,120	29,395
Nitesh S. Patel	23,450	6,120	29,570
Donald T. Robinson	300	—	300
John B. Spadafore*	11,000	—	11,000
Jimmy D. Staton	27,750	6,120	33,870
Roger J. Turner	9,825	6,120	15,945
Samuel J. Warash	16,000	6,120	22,120

*
Retired directors who received compensation in 2014 per the Director Retirement Plan.

(1)
Each director was granted the option to purchase 2,000 shares as of December 31, 2014, exercisable beginning in February of 2015.

Certain Transactions with Directors, Officers and Their Associates

        MVB and MVB Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB's management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

Principal Holders of Voting Securities

        As of April 1, 2015, there are no shareholders who currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of MVB's common stock.

Ownership of Securities By Directors, Nominees and Executive Officers

        As of April 1, 2015, ownership by directors, nominees and executive officers in MVB was:

	Shares of Stock Beneficially Owned	Percent of Ownership
	(See notes 1,2&3)
David B. Alvarez	260,849	3.00%
Stephen R. Brooks	42,751	0.49%
James J. Cava, Jr.	87,686	1.01%
Joseph P. Cincinnati	81,996	0.94%
H. Edward Dean	205,281	2.36%
John W. Ebert	66,334	0.76%
Gayle C. Manchin	22,111	0.25%
Larry F. Mazza	337,275	3.87%
Dr. Kelly R. Nelson	59,056	0.68%
J. Christopher Pallotta	111,500	1.28%
Nitesh S. Patel	150,431	1.73%
Jimmy D. Staton	117,174	1.35%
Roger J. Turner	125,744	1.44%
Samuel J. Warash	52,378	0.60%
Robert J. Bardusch	9,000	0.10%
Patrick R. Esposito	26,000	0.30%
Bret S. Price	6,000	0.07%
Donald T. Robinson	46,863	0.54%
Directors and Executive Officers as a group (18 people)	1,808,429	20.77%

Notes:

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

(2)
Includes shares outstanding and 400 shares which may be acquired by all Directors, except for Dean, Mazza and Turner. Also includes 4,600, 229,000, 100,400, 6,000, 10,000, 1000 and 34,000 shares which may be acquired by Dean, Mazza, Turner, Bardusch, Esposito, Price and Robinson, respectively, within 60 days through the exercise of options. This total does not include options that have been granted but not exercisable within 60 days.

(3)
The following MVB Directors and Executive Officers have MVB stock pledged to secure loans from MVB Bank. Director Alvarez—51,802 shares, Director Brooks—6,464 shares, Director Patel—48,234 shares and Director Warash—21,118 shares. Each of the above loans was made in the normal course of business. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. In each instance, the loan to value ratio of the loan was 70% or less.

2.     NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        MVB is providing shareholders with a non-binding advisory vote on compensation programs for our Named Executive Officers listed in the table entitled "Summary Compensation Table" (sometimes referred to as "say on pay"). Accordingly, you may vote on the following resolution at the 2015 annual meeting:

        "Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement."

        This vote is advisory in nature and therefore, is non-binding. The Board of Directors and the Human Resources & Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

        The Board of Directors unanimously recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

3.     PROPOSAL TO APPROVE THE AMENDED 2013 MVB FINANCIAL CORP. STOCK INCENTIVE PLAN.

General

        To approve the Amended 2013 MVB Financial Corp. Stock Incentive Plan, attached hereto as Exhibit B, that supports the inclusion of Restricted Stock Units as an incentive opportunity, makes certain adjustments to change in control provisions, and updates the plan for certain requirements of the Internal Revenue Code of 1986, as amended ("IRC") related to executive compensation.

Summary of the 2013 Stock Incentive Plan

        The following paragraphs summarize the purpose and certain of the provisions of the 2013 Stock Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, which is attached as Exhibit B to this proxy statement. Capitalized terms used but not defined in the following summary have the meanings set forth in the Stock Incentive Plan.

        The Board of Directors believes that the Stock Incentive Plan benefits MVB by (i) assisting in recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentive for directors and employees, and (iii) associating the interests of directors and employees with those of MVB and its shareholders through opportunities for increased stock ownership.

        The Human Resources and Compensation Committee, consisting of outside directors, administers the Stock Incentive Plan. The Committee may delegate its authority to administer the Stock Incentive Plan to an officer of MVB. The Committee may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, however. As used in this summary, the term "Administrator" means the Human Resources and Compensation Committee and any delegate, as appropriate.

        Employees and directors of MVB and its affiliates are eligible to participate in the Stock Incentive Plan. The class of eligible personnel includes approximately 320 people. With recommendations from the Chief Executive Officer, the Administrator approves the individuals who will participate in the Incentive Plan. The Administrator may, from time to time, grant stock options, stock purchase rights or stock awards to Participants. The proposed amendment will add restricted stock and restricted stock units to this list.

        Options granted under the Stock Incentive Plan may be incentive stock options or nonqualified stock options. A stock option entitles the participant to purchase shares of Common Stock from MVB at the option price. The option price will be fixed by the Administrator at the time the option is granted, but in the case of an incentive stock option, the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash, or, with the Administrator's consent, with shares of Common Stock or a combination of cash and Common Stock.

        Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant's right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with MVB for a specified period or that MVB or the Participant achieves stated objectives.

        The Stock Incentive Plan provides that outstanding options will become exercisable and outstanding stock awards will be vested upon a change in control.

        All awards made under the Stock Incentive Plan will be evidenced by written agreements between MVB and the participant. The Administrator will establish guidelines supplementing the provisions of the Incentive Plan to aid in the selection of Participants and to determine the amounts, timing, and other terms of awards.

        A maximum of 2,200,000 shares of Common Stock (as amended to reflect the stock split in the form of a stock dividend approved by the shareholders of MVB in 2014), including 638,152 shares subject to options issued under the 2003 Plan, may be issued upon the exercise of options and stock awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.

        No option or stock award may be granted under the Stock Incentive Plan after May 20, 2023. The Board of Directors may, without further action by shareholders, terminate or suspend the Stock Incentive Plan in whole or in part. The Board of Directors also may amend the Stock Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Stock Incentive Plan or changes the class of individuals who may be selected to participate in the Stock Incentive Plan will become effective until it is approved by shareholders.

It is not possible at the present time to determine the benefits or amounts that will be received or allocated in the future under the Stock Incentive Plan.

Federal Income Tax Consequences

        MVB has been advised by counsel regarding the Federal income tax consequences of the Incentive Plan. No income is recognized by a Participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

        Income generally is recognized on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant equals the fair market value of the Common Stock received on that date.

        The employer (either MVB or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an incentive stock option.

Equity Compensation Plan Information

        The following table provides information about stock options outstanding and shares available for future awards under MVB's equity compensation plans as of December 31, 2014:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	543,870	$9.60	887,895	(2)
Equity compensation plans not approved by security holders	—	—	—

(1)
This column contains information regarding employee stock options only; there are no warrants or stock appreciation rights outstanding.

(2)
All such shares are available under MVB's 2013 Stock Incentive Plan, as amended, which provides for the grant of options to key employees and directors of MVB.

Summary of Proposed Amendments to the Stock Incentive Plan

        The Board of Directors of MVB approved amendments to the Stock Incentive Plan in 2015 to provide for Restricted Stock Awards pursuant to Section 7 and Restricted Stock Units, pursuant to Section 8 of the Stock Incentive Plan. Restricted Stock Units are similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the date of grant. Restricted Stock Units shall be paid in cash, shares of Common Stock, or a combination of cash and shares as established by the Committee in the Award Agreement, no later than 75 days after the lapse of the Restriction Period established by the Committee at the time of the grant, unless otherwise required by applicable law. Participants do not have any rights as a stockholder of the Company with respect to an award of Restricted Stock Units.

        In addition, the Stock Incentive Plan is being amended to add a Section 20, which allows the Committee to designate an award as "performance-based" for purposes of tax treatment as incentive compensation. This change allows MVB to deduct compensation which is in excess of $1 million, based on the exercise of options. See the discussion in "Approval of the Annual Executive Performance Incentive Plan—Federal Income Tax Consequences of the Plan" below for a discussion of IRC Section 162(m). Finally, the Plan is being amended to reflect that any payment or acceleration as a result of a change of control of MVB is subject to the rules set forth in Section 409A of the Internal Revenue Code, which limits acceleration or deferral of compensation, under certain circumstances.

Reasons for Adoption of the Proposed Amendments

        The reasons for the proposed amendments are to provide alternatives to stock options as stock-based incentive compensation, clarify change in control provisions, and ensure compliance with the IRC for all future scenarios for executive compensation.

The Board of Directors unanimously recommends that shareholders vote "FOR" approval of this proposal.

        The enclosed proxy will be voted "FOR" the Amended 2013 MVB Financial Corp. Stock Incentive Plan unless otherwise directed. The affirmative vote of a majority of the shares of Common Stock present at the meeting is required to adopt Amended 2013 MVB Financial Corp. Stock Incentive Plan.

4.     APPROVAL OF THE ANNUAL EXECUTIVE PERFORMANCE INCENTIVE PLAN

Overview and Purpose of Plan

        The Human Resources & Compensation Committee of the Board of Directors has adopted an Annual Executive Performance Incentive Plan (the "Plan"). The Plan is intended to provide incentives to certain executives to attain the goals of MVB and to provide those executives with incentive compensation based on the performance of MVB. The Plan is also designed to align those executives' incentive compensation with shareholder value.

Limitations on the Deductibility of Compensation

        Pursuant to Section 162(m) of the IRC, a portion of annual compensation payable to any of MVB's five highest paid executive officers may not be deductible by MVB for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000.

        At the 2015 annual meeting of shareholders, MVB is seeking shareholder approval of the Plan. The Plan has been designed to meet the performance-based exception to the $1,000,000 limitation of deductible executive compensation under IRC § 162(m). The Board of Directors has determined that it is in the best interest of MVB and its shareholders to seek shareholder approval of the Plan in view of the tax provisions contained in IRC § 162(m). To qualify for the performance-based exception to Section 162(m), the specific terms of the performance-based compensation awarded to the executives must be disclosed to and approved by the shareholders of MVB. Your approval of the Plan is sought in order that awards granted under the Plan would not count towards the $1,000,000 deductible compensation limit under Section 162(m). A copy of the Plan is attached as Exhibit C to this Proxy Statement.

How the Plan Works

        The Human Resources & Compensation Committee administers the Plan. The Committee is made up entirely of outside, independent directors and determines the recipients and amount of awards under the Plan. The Committee also has the authority to interpret the Plan and make all determinations under the Plan.

        Subject to final approval by MVB's Board of Directors, the Chief Executive Officer of MVB recommends the executives who will be eligible for the Plan. The Chief Executive Officer is eligible to participate in the Plan.

        All payments under the Plan are based on attainment of certain performance measures established within the first 90 days of a performance cycle by the Human Resources & Compensation Committee for the Chief Executive Officer and by the Chief Executive Officer for other participants. Key performance measures will be established which are based on objective criteria, which may apply to the individual executive. No payments will be made under the Plan, unless MVB exceeds its annually established net income goal.

        MVB's net income for the year will be the basis for determining the overall incentive payout levels based on the following scale:

Performance Level Against Net Income Goal	Payout as Percent (%) of Target Incentive Opportunity
100%	0%
125%	25%
150%	50%
200%	100%

        The net income goal for any calendar year may be adjusted by the Committee to reflect extraordinary events or circumstances affecting MVB or its business, which would render the goal unattainable.

        A set of performance measurements, beyond the net income goal, are used in the Plan. The final performance metric and its targeted value for the given year Plan are found on the Plan Matrix. Each Named Executive has a series of selected performance metrics designated as part of his or her performance criteria to reach or exceed during the Plan year. For each such performance metric, a weight will be assigned to equal 100% across the total metrics determined for the Named Executive. The following are the prime performance metrics deployed in the Plan Matrix (subject to change from year to year):

Net Income (Prior to Bonus Payout)	Total Deposits (Net Growth)
Loan Loss Allowance	Retail Loans (Net Growth)
Commercial Loans (Net Growth)	Non-Performing Loans
Mortgage Loan Volume

        Four incentive percentage split tiers will be used based upon job position levels within MVB. The Plan Matrix will indicate the designated tier for each Named Executive. The tier weighting ratios will be used in calculating the incentive payouts as follows:

Incentive Tier	Performance Metric(PM)/Personal Performance (PP)Weighting
1	60% PM - 40% PP
2	80% PM - 20% PP
3	90% PM - 10% PP
4	100% PM Bank*

*
Subject to additional Plan guidelines.

        Benefits and amounts available under the Plan are not currently determinable.

        The Plan specifies the maximum amounts that may be paid under the Plan. The maximum payment that may be made to any one participant for any fiscal year of MVB is $1,000,000.

        After expiration of a fiscal year or performance period, as applicable, the Committee will certify if the performance measures have been attained and, if so, each executive who is employed by MVB on the last day of the applicable period will be entitled to a payment under the Plan in a predetermined amount, as established by the Committee.

        In the event MVB restates its financial results within 12 months of the payment of an award due to material non-compliance with any financial reporting requirements of the federal securities laws as a result of an executive's intentional "misconduct" (as determined by the members of the MVB Human Resources & Compensation Committee), the executive must reimburse MVB the difference between the amount of the award actually awarded and the amount of the award such an executive officer would have received had the amount of the award been calculated based on the restated financial statements.

        The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject the executive to disciplinary action up to and including termination of employment. In addition, any award as provided by the Plan to which the executive would otherwise be entitled will be revoked. An executive who has willfully engaged in any activity injurious to MVB will forfeit any award earned during the award period in which the activity occurred.

        The Human Resources & Compensation committee may at any time amend the Plan.

Federal Income Tax Consequences of the Plan

        If MVB complies with the performance-based exception to the $1,000,000 limitation on deductible executive compensation, payments under the Plan will be deductible by MVB for federal income tax purposes as follows: cash payments to participants under the plan will generally be taxable to the employee as ordinary income in the year payment is made to the employee.

The Board of Directors recommends that you vote "FOR" the adoption of the Annual Executive Performance Incentive Plan.

        The enclosed proxy will be voted "FOR" the Annual Executive Performance Incentive Plan unless otherwise directed. The affirmative vote of a majority of the shares of Common Stock present at the meeting is required to adopt Annual Executive Performance Incentive Plan.

5.     RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        The firm of Dixon Hughes Goodman, LLP examined and audited the financial statements of MVB for 2014 and S.R. Snodgrass, P.C. examined and audited the financial statements of MVB for 2013.

        The following fees were billed by Dixon Hughes Goodman, LLP and S.R. Snodgrass, P.C. as indicated:

	2014	2013
Audit Fees(1)	$156,000	$123,225
Audit-Related Fees	61,112	—
Tax Fees	—	—
All Other Fees	—	—

	$217,112	$123,225

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements, review of consolidated financial statements included in the Company's quarterly reports, financial and compliance audits required by HUD, compliance with the Small Business Lending Fund Securities Purchase Agreement, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

        The Audit Committee has considered whether Dixon Hughes Goodman, LLP has maintained its independence during the fiscal year-ended December 31, 2014. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2014 or 2013.

        The Audit Committee proposes that Dixon Hughes Goodman, LLP will examine and audit the financial statements of MVB for 2015. The proxies will vote your proxy "For" ratification of the selection of Dixon Hughes Goodman, LLP, unless otherwise directed. Representatives of Dixon Hughes Goodman, LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

        The Board of Directors unanimously recommends that you vote "For" such ratification.

6.     OTHER INFORMATION

Voting of Proxies

        If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

        The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

        From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company's financial condition or results of the Company's operations.

Form 10-K Annual Report

        Upon written request by any shareholder to Lisa J. McCormick, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank's 2014 Annual Report on Form 10-K will be provided without charge. MVB's Form 10-K is also available on the SEC's website at http://www.sec.gov and on MVB's website at http://www.mvbbanking.com/2015shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires MVB's directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

        To MVB's knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Communications with the Board

        Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for the 2016 Annual Meeting

        Any shareholder who wishes to have a proposal placed before the 2016 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC's proxy rules must submit the proposal to the Chief Executive Officer of MVB no later than December 13, 2015, to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2016, expected to be held May 17, 2016.

Annual Report

        MVB's 2014 Annual Report to Shareholders is being made available electronically at http://www.mvbbanking.com/2015shareholders on the record date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza President and Chief Executive Officer

 EXHIBIT A

HUMAN RESOURCES & COMPENSATION COMMITTEE CHARTER

1.     1.    Purpose

        The Board of Directors (the "Board") of MVB Financial Corp. ("MVB Financial") in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries (herein after collectively referred to as "MVB") has duly established the Human Resources & Compensation Committee (the "Committee").

        The Committee is established to help assure that MVB fulfills the responsibilities effectively by: (1) attending to all Human Resources issues that come before the Boards; (2) review and set CEO compensation; (3) conduct an annual CEO performance evaluation and goal setting process (4) oversee succession planning, both emergency and future leadership and approving Senior Management Team salaries; and (5) establishing the compensation for the Board directors.

2.     Responsibilities of the Committee

  a.
  Executive Selection.    Ensure a process is in place for identification and selection of the CEO/President of MVB. This will include an annual report on potential replacements for the current CEO/President.

  b.
  Executive Performance Evaluation.    Design and complete appropriate goal setting and performance evaluation of the CEO/President. On an annual basis complete the evaluation of the CEO/President and provide the results as part of the consideration in determining the compensation for the CEO/President.

  c.
  Executive Compensation.    Working with the Chair and other Board members, complete the annual review and setting of compensation for the CEO/President to include incentive, if applicable, and bonus programs.

  d.
  Directors Compensation.    Review the compensation practices for directors and make recommendations for changes to the full Board.

  e.
  Incentive Plans.    Identify or design and recommend equity-based or other type incentive programs necessary to implement MVB's compensation strategy or to provide incentives/bonuses for reaching designated performance benchmarks or specific goals within the strategic plan.

  f.
  Emergency Succession Plan Development.    Review and update annually the MVB Emergency Succession Plan.

  g.
  Emergency Succession Plan Implementation.    In the event of an emergency that triggers the MVB Emergency Succession Plan monitor and provide Board oversight of the implementation of the plan in conjunction with the Board Chair and other appropriate Board members, as warranted.

  h.
  Succession Planning.    Review and make an annual report to the Board on management succession planning, including the CEO/President. The succession planning shall include policies regarding succession in the event of an emergency or the retirement of the CEO/President.

  i.
  Executive Level Development.    Work with the CEO/President and other identified senior management to establish additional training, education or experience goals to assure continuing development and to meet succession planning.

  j.
  Non-Executive Development and Succession Plan.    Review at least annually with MVB leadership, including the CEO/President, its management development and specific succession planning (plan) for managers and officers below executive level.

  k.
  MVB Organization and Staffing.    Review periodically, but not less than annually, MVB's organization, staffing and planned organizational (structure) changes to assure that each supports the strategic plan, MVB's succession planning and management development efforts.

  l.
  Other Duties.    Perform such other duties and responsibilities as may be assigned to the Committee by the Board from time to time.

3.     Membership

  a.
  Composition of the Committee.    The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall meet the requirements of MVB Governance Guidelines and such other rules and regulations that may be appropriate.

  b.
  Selection of Members.    The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

  c.
  Selection of the Chair.    The Chair of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

  d.
  Vacancies.    Vacancies on the Committee or in the Chair shall be filled by the Board upon recommendation of the Governance Committee at the next meeting of the Board following the occurrence of the vacancy.

  e.
  Removal or Replacement of Members.    Members of the committee may be removed or replaced, with or without cause, by a majority vote of the Board.

4.     Meetings, Minutes, and Voting

  a.
  Meeting Schedule.    The Committee will meet as often as necessary to carry out its responsibilities. The Chair, in consultation with the other members of the Committee, shall set the time, frequency and length of each meeting.

  b.
  Agendas.    The Chair, in consultation with the other members of the Committee, shall establish the Agenda of items to be addressed at each upcoming meeting of the Committee.

  c.
  Quorum.    A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

  d.
  Procedures.    The Chair will preside at each meeting of the Committee. The Chair shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee as well as to each other director in advance of the meeting. The Chair, subject to the approval of a majority of the members of the Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

  e.
  Voting.    The Committee shall make decisions and take other actions by majority vote.

  f.
  Minutes.    The Committee shall keep minutes of each meeting and file those minutes with the Board Secretary in a timely fashion.

5.     Report

        Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

6.     Advisors and Counsel; Cooperation and Reliance

        The Committee shall have the resources and authority to discharge its responsibilities; and the Board shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board with notification to the MVB Financial CEO.

  a.
  Retention of Advisors and Counsel.    The Committee shall have the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB's expense, such independent or outside legal counsel, accounting or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from MVB, with notification to the MVB Financial CEO.

  b.
  Determine Administrative Expenses.    The Committee shall have the authority to determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with MVB bearing such costs.

  c.
  Required Participation of Employees.    The Committee shall have unrestricted access to MVB's employees, independent auditors, and outside counsel and may require any employee of MVB or representative of MVB's independent auditors or outside counsel to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors, or experts.

  d.
  Reliance Permitted.    The Committee may act in reliance upon other committees of the Board, management and other employees, MVB's independent auditors, internal auditors, advisors and experts, as it deems necessary or appropriate.

7.     Evaluation of the Committee

        The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate:

  a.
  Scope of Charter.    Whether this Charter appropriately addresses the matters that are or should be within its scope.

  b.
  Quality of Committee Work.    The adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board.

  c.
  Participation of Members and Quality of Decision Process.    The manner in which issues were discussed or debated, whether all members actively participated and contributed to the work of the Committee.

  d.
  Length and Number of Meetings.    Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

  e.
  Other Appropriate Factors.    Such other factors as the Committee deems relevant to the completion of its responsibilities under this Charter.

8.     Rules and Procedures

        Except as expressly set forth in this Charter or the bylaws and operating agreements of MVB Financial and its subsidiaries or MVB Governance Guidelines, or as otherwise required by law or overriding regulatory rules, the Committee shall establish its own rules and procedures that are consistent with this Charter.

9.     Limitation on Responsibility

        Nothing in this Charter or in a member's service on the Committee shall increase or be deemed to increase the liability of any member of the Board under applicable state law.

10.   Annual Review of Charter

        The Committee shall review this Charter at least annually and recommend to the Board for its consideration and action revisions to this Charter, as the Committee shall deem necessary or appropriate.

 EXHIBIT B

MVB FINANCIAL CORP.
2013 STOCK INCENTIVE PLAN (AMENDED)

SECTION 1
Statement of Purpose

        1.1   The MVB Financial Corp. 2013 Stock Incentive Plan (the "Plan") has been established by MVB Financial Corp. (the "Company") to become effective at the Effective Time as defined herein in order to enhance shareholder value by:

          (a)   Attracting and retaining well qualified directors and executive, managerial and other employees;

          (b)   Motivating participating directors and employees, by means of appropriate incentives, to achieve long-range goals;

          (c)   Providing incentive compensation opportunities that are competitive with those of other similarly situated banking institutions; and

          (d)   Connecting a Participant's interests with those of the Company's other stockholders through compensation based on the Company's capital stock thereby promoting the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

SECTION 2
Definitions

        2.1   Unless the context indicates otherwise, the following terms shall have the meaning set forth below opposite each respective term:

          (a)    Acquiring Corporation.    The term "Acquiring Corporation" means the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

          (b)    Award.    The term "Award" means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options granted under Section 6, Restricted Stock Awards granted under Section 7, Restricted Stock Units granted under Section 8, Merit Awards of Stock granted under Section 10, and Stock acquired through purchase under Section 9. Any Award may also be designated as a Performance-Based Award by the Committee as set forth in Section 20.

          (c)    Board.    The term "Board" means the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

          (d)    Cause.    The term "Cause" means (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

          (e)    Change in Control.    A "Change in Control" shall be deemed to have occurred (a) upon the approval of the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (3) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) when any person, other than a Significant Stockholder, or any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the beneficial owner, directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

        Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would be payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Similar rules shall apply to the extent any Change in Control would extend or modify Section 409A Deferred Compensation or would accelerate or defer vesting of Section 409A Deferred Compensation and such change would constitute an impermissible acceleration or deferral of compensation within the meaning of Section 409A.

          (f)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (g)    Committee.    The term "Committee" means the committee of the Board selected in accordance with the provisions of Subsection 4.2.

          (h)    Company.    The term "Company" means MVB Financial Corp., a West Virginia corporation.

          (i)    Covered Employee.    The term "Covered Employee means an Employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

          (j)    Date of Termination.    A Participant's "Date of Termination" shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that for purposes of this Plan only, a Participant's employment shall not be deemed to be terminated by reason of a transfer of the Participant between the Company and a Related Company (included Employers) or between two Related Companies (including Employers); and further provided that a Participant's employment shall not be considered terminated by reason of the Participant's leave of absence from an Employer or a Related Company that is approved in advance by the Participant's Employer.

          (k)    Disability or Disabled.    Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" or be "Disabled" if either:

            (a)   the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

            (b)   the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's employer.

          (l)    Effective Date.    The term "Effective Date" means the date on which the shareholders of the Company approve the Plan.

          (m)    Employee.    The term "Employee" means a person with an employment relationship with an Employer.

          (n)    Employer.    The Company and any Subsidiary which, with the consent of Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the "Employers" and individually as an "Employer".

          (o)    Exercise Price.    The term "Exercise Price" means, with respect to each share of Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) of the Stock on the date the Option is granted.

          (p)    Fair Market Value.    The term "Fair Market Value" means with respect to each share of stock, the value as determined in good faith by the Committee, which determination shall be deemed to be conclusive.

          (q)    Immediate Family.    With respect to a Participant, the term "Immediate Family" means, whether through consanguinity or adoptive relationships, the Participant's spouse, children, stepchildren, siblings and grandchildren.

          (r)    Incentive Stock Option.    The term "Incentive Stock Option" means any Incentive Stock Option granted under the Plan.

          (s)    Merit Award.    The term "Merit Award" means any Merit Award granted under the Plan.

          (t)    Non-Qualified Stock Option.    The term "Non-qualified Stock Option" means any Non-Qualified Stock Option granted under the Plan.

          (u)    Option.    The term "Option" means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

          (v)    Outside Director.    The term "Outside Director" means a person who qualifies as such under Section 162(m) of the Code.

          (w)    Participant.    The term "Participant" means a member of the Board of Directors of the Company or any subsidiary or an Employee who has been granted an Award under the Plan.

          (x)    Performance-Based Award.    The term "Performance-Based Award" means any Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

          (y)    Performance Criteria.    The term "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing the Company's annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

          (z)    Performance Cycle.    The term "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of an Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

          (aa)    Performance Goals.    The term "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

          (bb)    Plan.    The term "Plan" shall mean the MVB Financial Corp. 2013 Stock Incentive Plan as the same may be from time to time amended or revised.

          (cc)    Qualified Retirement Plan.    The term "Qualified Retirement Plan" means any plan of an Employer or a Related Company that is intended to be qualified under Section 401(a) of the Code.

          (dd)    Related Companies.    The term "Related Companies" means any Significant Stockholder and any companies controlled by such Significant Stockholder; Subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

          (ee)    Restricted Stock Award.    Restricted Stock Award" means an Award granted to a Participant under Section 7 of the Plan.

          (ff)    Restricted Stock Unit.    "Restricted Stock Unit" means an Award granted to a Participant under Section 8 of the Plan.

          (gg)    Restriction Period.    "Restriction Period" means the period when a Restricted Stock Award or Restricted Stock Unit is subject to forfeiture based upon continued employment over a period of time, the achievement of performance criteria, the occurrence of other events and/or the satisfaction of nondisclosure and protection of business provisions as determined by the Committee, in its discretion.

          (hh)    Retirement.    "Retirement" of a Participant means the occurrence of a Participant's Date of Termination under circumstances that constitute such Participant's retirement at normal or early retirement age under the terms of the Qualified Retirement Plan of Participant's Employer that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant's Employer.

          (ii)    Section 409A    means Section 409A of the Code.

          (jj)    Section 409A Deferred Compensation    means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

          (kk)    Significant Stockholder.    The term "Significant Stockholder" means any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% of the capital stock of the Company.

          (ll)    Stock.    The term "Stock" means the shares of capital stock of the Company, $1.00 par value per share.

          (mm)    Subsidiary.    The term "Subsidiary" means any future subsidiary corporation of the Company within the meaning of the Code Section 424(f).

          (nn)    Ten Percent Stockholder.    The term "Ten Percent Stockholder" means any recipient of an Award pursuant to this Plan who, at the time of such Award owns, directly or indirectly, by virtue of the ownership attribution provisions of Section 424(d) of the Code more than 10 percent of the total combined voting power of all classes of the capital stock of the Company.

          (oo)    Tax Date.    The term "Tax Date" means the date a withholding tax obligation arises with respect to an Award.

SECTION 3
Eligibility

        3.1   Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the members of the Board of Directors of the Company or a subsidiary and Employees who will be granted one or more Awards under the Plan. Incentive Stock Options may only be granted to Employees of the Company or a subsidiary.

SECTION 4
Operation and Administration

        4.1   The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided, however, that no Incentive Stock Option may be granted under the Plan after May 20, 2023.

        4.2   The Plan shall be administered by the Committee which shall consist of two or more members of the Board who are Outside Directors. Plenary authority to manage and control the operation and administration of the Plan shall be vested in the Committee, which authority shall include, but shall not be limited to:

          (a)   Subject to the provisions of the Plan, the authority and discretion to select persons to receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms and conditions, and other provisions of such Awards, including without limitation whether Shares subject to an Award shall be subject to a right of first refusal as referred to in Section 5.3 below. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

          (b)   The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

        4.3   Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.

        4.4   The Committee may only act at a meeting by unanimity if comprised of two members, and otherwise by a majority of its members. Any action of the Committee may be taken without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

        4.5   No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company's Articles of Incorporation or By-laws.

SECTION 5
Shares Available Under the Plan

        5.1   The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 10, the total number of shares of Stock available for grant of Awards, including Awards granted under the MVB Financial Corp. 2003 Stock Incentive Plan, shall not exceed two million, two hundred thousand (2,2000,000) shares of Stock. Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. Any shares of Stock which are used as full or partial payment to the Company upon exercise of an Award shall also be available for purposes of the Plan.

        5.2   Shares of Stock issued by the Company pursuant to this Plan shall be free of any preemptive rights of stockholders of the Company, whether statutory or otherwise.

        5.3   Shares of stock issued by the Company pursuant to this Plan may, at the discretion of the Committee, be issued subject to a right of first refusal on the part of the Company to purchase such shares in the event the Participant, or his or her heirs, successors, executors, administrators, or assigns should ever desire to sell, transfer, assign, pledge, or otherwise dispose of such shares, in whole or in part ("a Disposition"). In any such event, the Participant or such heir, executor, administrator, or assign (a "Disposing Participant") shall notify the Company of such desire and the Company shall have, for a period of thirty (30) days following receipt of such notice, the right and option to purchase such shares upon the same terms and conditions and at the same price as the Disposing Participant proposes to dispose of such shares. If the Company desires to exercise its right and option, it shall so notify the Disposing Participant of such desire within said thirty (30) day period. In the event the proposed Disposition is for consideration other than cash, and the Company and the Disposing Participant cannot agree on the cash equivalent to be paid by the Company to the Disposing Participant, the Disposing Participant may dispose of the shares, but the shares shall remain subject to Company's right of first refusal until such time as they are proposed to be disposed of for cash and the Company elects not to exercise its right of first refusal. Shares subject to a right of first refusal shall contain the following legend:

    THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL HELD BY MVB FINANCIAL CORP. PURSUANT TO THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN. A COPY OF THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION.

 SECTION 6
Options

        6.1   The grant of an Option under this Section 6 entitles the Participant to purchase shares of Stock at an Exercise Price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, but subject to Sections 9 and 14, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A Non-Qualified Stock Option is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.

        6.2   The Committee shall designate the persons to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by Section 422 of the Code.

        6.3   The determination and payment of the Exercise Price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

          (a)   The Exercise Price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the Exercise Price per share be less than the Fair Market Value per share on the date of the grant (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value);

          (b)   The full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

          (c)   The Exercise Price shall be paid, in the sole discretion of the Committee, in cash, in shares of previously acquired Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued), or through means of a "net settlement," whereby the Exercise Price will not be due in cash and where the number of shares of Stock issued upon such exercise will be equal to (A) the product of (i) the number of shares of Stock as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per share over (b) the Exercise Price per share of Stock as to which the Option is then being exercised, divided by (B) then then current Fair Market Value per share of Stock. For example, where the Exercise Price per share of Stock as to which an Option is being exercised is $1, the then current Fair Market Value of a share of Stock is $10, and the Option is being exercised as to one hundred (100) shares of Stock, the foregoing formula would result in ninety (90) shares of Stock being issued by means of a net settlement.

        6.4   Except as otherwise expressly provided in the Plan, the terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. Options may be exercised in whole or in part during their term if otherwise in accordance with the terms of the Plan, the Award Agreement, and this Section 6; provided, however, that no Option may be exercised by a Participant after the expiration date applicable to that Option. The Committee may also designate any Option granted pursuant to this Section 6 as a Performance-Based Award subject to the provisions of Section 18 below.

        6.5   The exercise period of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

SECTION 7
Restricted Stock Awards

        7.1    Grant of Restricted Stock Awards.    A Restricted Stock Award may be granted to any Participant, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Awards may constitute Performance-Based Awards. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, and without limitation, a book-entry registration or issuance of a stock certificate or certificates, and an Award Agreement setting forth the terms of such Restricted Stock Award.

        7.2    Conditions of Restricted Stock Awards.    The grant of a Restricted Stock Award shall be subject to the provisions of Sections 7.3, 7.4 and 7.5 of this Plan.

        7.3    Restriction Period.    The Committee shall determine the Restriction Period(s) that apply to the shares of Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period, restrictions imposed by the Committee shall lapse with respect to the shares of Stock covered by the Restricted Stock Award or portion thereof.

        7.4    Restriction on Transfer.    The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing the Restricted Stock Award to give appropriate notice of such restrictions.

        7.5    Stockholder Rights.    During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares. At the discretion of the Committee, dividends or other distributions with respect to Restricted Stock Award may, pursuant to the terms of such award, be either currently paid to Participant or withheld by the Company and credited to the Participant's Account; provided that any dividends or other distributions with respect to Restricted Stock Awards subject to vesting based on performance shall vest only if and to the extent that the underlying Restricted Stock Award vests, as determined by the Committee. Any dividends or distributions so withheld by the Committee and attributable to any particular share of a Restricted Stock Award shall be subject to the same restrictions on transferability as the shares of the Restricted Stock Award with respect to which they were paid, and, if such shares are forfeited, the Participant shall have no right to such dividends or distributions.

 SECTION 8
Restricted Stock Units

        8.1    Grant of Restricted Stock Units.    Restricted Stock Units may be granted any Participant, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Units may constitute Performance-Based Awards. Restricted Stock Units shall be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the date of grant. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine.

        8.2    Conditions of Restricted Stock Units.    The grant of a Restricted Stock Unit shall be subject to the following:

          (a)   Restriction Period. The Committee shall determine the Restriction Period(s) that apply to the shares of Stock covered by each Award of Restricted Stock Units or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse and the Award shall be paid as specified in Section 8.2(c) below.

          (b)   Restriction on Transfer. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise.

          (c)   Form of Payment. Restricted Stock Units shall be paid in cash, shares of Common Stock, or a combination of cash and shares as established by the Committee in the Award Agreement, no later than 75 days after the lapse of the Restriction Period unless otherwise required by applicable law.

          (d)   Stockholder Rights. Participants shall not have any rights as a stockholder of the Company with respect to an Award of Restricted Stock Units.

SECTION 9
Stock Purchase Program

        9.1   The Committee may, from time to time, establish one or more programs under which Employees or members of the Board of Directors of the Company or any subsidiary will be permitted to purchase shares of Stock under the Plan, and shall designate the persons eligible to participant under such Stock purchase programs. The purchase price of shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 85% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Fair Market value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

        9.2   The Committee may impose such restrictions with respect to shares purchased under this Section 7, as the Committee, in its sole discretion, determines to be appropriate. The Committee may also designate any shares purchased under this Section 7 as a Performance-Based Award subject to the provisions of Section 18 below.

SECTION 10
Merit Awards

        10.1 The Committee may from time to time make an Award of Stock under the Plan to selected Employees or members of the Board of Directors of the Company or any subsidiary for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award, if any, shall be fixed by the Committee from time to time. The Committee may also designate any Award of Stock granted pursuant to this Section 8 as a Performance-Based Award subject to the provisions of Section 18 below.

SECTION 11
Termination of Employment

        11.1 If a Participant's employment is terminated by the Participant's Employer for Cause or if the Participant's employment is terminated by the Participant without the written consent and approval of the Participant's Employer, all of the Participant's unvested Awards shall be immediately forfeited and exercisable Options shall be forfeited after 90 days from the Participant's Termination Date.

        11.2 If a Participant's Date of Termination occurs by reason of death, Disability, Retirement, or the Participant's employment being terminated by the Participant's Employer for a reason other than cause, all Options outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant's Date of Termination and thereafter shall be forfeited if not exercised.. Options which are or become exercisable at the time of a Participant's death may be exercised by the Participant's designated beneficiary or, in the absence of such designation, by the person to whom the Participant's rights will pass by will or the laws of descent and distribution.

        11.3 Options which are or become exercisable by reason of the Participant's employment being terminated by the Participant's Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer, shall be exercisable until 120 days from the Participant's Termination Date and shall thereafter be forfeited if not exercised.

        11.4 If a Participant's Date of Termination occurs by reason of death, Disability, or the Participant's employment being terminated by the Participant's Employer for a reason other than cause, all restrictions on any of the Participant's Restricted Stock Awards and Restricted Stock Units outstanding immediately prior to the Participant's Date of Termination shall immediately lapse unless the Participant's Award Agreement provides otherwise.

        11.5 Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant's Employer ceases to be a Related Company (and the Participant's Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant's employment being terminated by the Participant's Employer for a reason other than Cause.

        11.6 Notwithstanding the foregoing provisions of this Section 9, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options may be exercised, but shall not extend such period beyond the original expiration date set forth in the Award.

SECTION 12
Adjustments to Shares

        12.1 If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (a) the number of shares of Stock available under the Plan, (b) the number of shares of Stock available under any individual or other limitations under the Plan, (c) the number of shares of Stock subject to outstanding Awards and (d) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

        12.2 If the Committee determines that an adjustment in accordance with the provisions of Subsection 10.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

        12.3 To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 14.

SECTION 13
Transferability and Deferral of Awards

        13.1 Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Committee may, subject to any restrictions under applicable laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Partnership comprised solely of members of the Participant's Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

        13.2 The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Award.

SECTION 14
Award Agreement

        14.1 Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant's employment at any time for any reason, notwithstanding the fact that the Participant's rights under this Plan may be negatively affected by such action.

SECTION 15
Tax Withholding

        15.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

SECTION 16
Change in Control

        16.1 After giving effect to the provisions of Section 10 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

          (a)   All outstanding Options shall become fully exercisable and may be exercised at any time during the original term of the Option; and

          (b)   All shares of Stock subject to Awards shall become fully vested and be distributed to the Participant.

SECTION 17
Mergers/Acquisitions

        17.1 In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

        17.2 In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company's rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation's plans, or if none, securities for such outstanding Awards, and without limiting Section 14, the Board shall set a date, determined in the Boards sole discretion, prior to such merger or consolidation on which any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested. The exercise and/or vesting of any Award that was permissible solely by reason of this Subsection 15.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.

SECTION 18
Termination and Amendment

        18.1 The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants, provided, however that any modification that may result from adjustments authorized by Section 10 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

 SECTION 19
Compliance with Section 409A

        19.1    Awards Subject to Section 409A.    The provisions of this Article shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Agreement applicable to such Award.

        19.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, U. S. Treasury Regulations promulgated pursuant to Section 409A ("Section 409A Regulations") or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

          (a)   All Elections must be in writing and specify the amount (or an objective, nondiscretionary formula determining the amount) of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

          (b)   All Elections shall be made by the end of the Participant's taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as "performance-based compensation" for purposes of Section 409A (and is based on a performance period of at least 12 consecutive months), then the Election may be made no later than six (6) months prior to the end of the performance period, provided that the Participant's service is continuous from the later of the beginning of the performance period or the date on which the performance goals are established through the date such election is made and provided further that no election may be made after the compensation has become readily ascertainable (as provided by Section 409A Regulations).

          (c)   Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 17.3.

        19.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

          (a)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

          (b)   Each subsequent Election related to a distribution in settlement of an Award not described in Section 17.4(b), 17.4(c) or 17.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

          (c)   No subsequent Election related to a distribution pursuant to Section 17.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

        19.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no distribution in settlement of an Award subject to Section 409A may commence earlier than:

          (a)   The Participant's separation from service (as defined by Section 409A Regulations);

          (b)   The date the Participant becomes Disabled;

          (c)   The Participant's death;

          (d)   A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable;

          (e)   A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

          (f)    The occurrence of an Unforeseeable Emergency (as defined by Section 409A Regulations).

        Notwithstanding anything else herein to the contrary, to the extent that a Participant is a "Specified Employee" (as defined by Section 409A Regulations) of the Company, no distribution pursuant to Section 17.4(a) in settlement of an Award subject to Section 409A may be made before the date (the "Delayed Payment Date") which is six (6) months after such Participant's date of separation from service, or, if earlier, the date of the Participant' death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

        19.5 Unforeseeable Emergency. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum within 90 days of the occurrence of Unforeseeable Emergency and following the Committee's determination that an Unforeseeable Emergency has occurred.

        The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee's decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive and not subject to approval or appeal.

        19.6 Disabled. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled.

        All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant's Election, commencing within 90 days following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within 90 days following the date the Participant becomes Disabled.

        19.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election, or, if the Participant has made no Election with respect to distributions upon death, in a lump sum, within 90 days following the Participant's death and following receipt by the Committee of satisfactory notice and confirmation of the Participant's death.

        19.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan to any Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

SECTION 20
Performance-Based Awards

        20.1 The Committee may designate any Award as a Performance-Based Award, provided that said Performance-Based Award shall be payable only upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

        20.2 With respect to each Performance-Based Award granted to a Covered Employee (excepting for such purposes any Performance-Based Award that is an Option), the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Performance-Based Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        20.3 Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle for each Covered Employee.

        20.4 The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a calendar year is one hundred fifty thousand (150,000) shares of Stock (subject to adjustment as provided in Section 10 hereof).

 EXHIBIT C

ANNUAL EXECUTIVE PERFORMANCE INCENTIVE PLAN

Guidelines for Annual Awards

1.     Purpose

        The purpose of the Annual Executive Performance Incentive Plan (the "Plan") for MVB Financial Corp. ("MVB") is to promote the interests of MVB and its shareholders by:

  a.
  attracting and retaining executives of outstanding ability;

  b.
  incentivizing such individuals, by means of performance-related goals; and

  c.
  enabling such individuals to participate in the growth and financial success of MVB.

2.     Plan Scope

        These Guidelines cover the Plan only and do not address other compensation, benefits or other incentive plans in place at MVB. The Plan is administered on an annual basis corresponding to MVB's fiscal year (January-December). At the start of each year, an updated Plan shall be submitted to MVB's Board of Directors for approval by its Human Resources and Compensation Committee ("Committee"). The Plan is overseen and monitored by MVB's Human Resources Department.

3.     Plan Participation Eligibility

        On an annual basis, the CEO recommends the Executives who will be eligible for the Plan ("Named Executives"), subject to final approval by MVB's Board of Directors. Once the annual Plan is approved, each Named Executive will receive written notification and a copy of the given year's Plan reflecting his or her requirements and potential incentive payout levels. The CEO is eligible to participate in the plan.

        MVB Team Members who participate in a commission-based incentive plan (Mortgage Loan Officers/Mortgage Loan Manager) or any other MVB incentive plan (other than the MVB Financial Corp. 2013 Stock Incentive Plan), will not be eligible for this Plan.

4.     Plan Design

        The Plan has been designed using industry best practices aligned with MVB's strategic planning and performance benchmark targets. There are several components to the design with different criteria and weightings applied to ensure the Plan is stringent yet achievable and that it is an effective incentive to garner high performance in all areas of MVB operations.

  a.
  Annual Executive Incentive Plan Performance Requirements and Payout Matrix

          As part of the annual review and approval of the Plan, the CEO will provide the Committee with detailed Performance Requirements and a Payout Matrix ("Plan Matrix") which establishes for each Named Executive the given year's performance measurements and associated weightings used to determine individual incentive compensation payouts. The Committee shall annually establish similar detailed Performance Requirements and a Plan Matrix for the CEO.

          In addition, the Plan Matrix will reflect the payout ratios based on actual performance targets and percentage breakdowns (weights) regarding the Named Executive's portion of potential incentive which comes from overall company performance metrics and, if applicable, from the individual's annual personal performance evaluation.

          The Plan Guidelines or the Plan Matrix, once approved, cannot be changed or modified by a verbal communication or course of dealing, but only by a written communication signed by the Committee Chairman; provided, however, that the Plan Guidelines or Plan Matrix cannot be amended with respect to qualified performance-based compensation governed by Section 4(h) hereof unless such amendment complies with said Section 4(h).

  b.
  Key Criteria for Incentive Payout Activation

          The following are set criteria that must be met fully or no incentive payout is made:

By MVB—	No payout to any Named Executive will be made unless MVB's annually established Net Income goal target is met or exceeded.

By the Individual—	No payout to a Named Executive will be made unless these two requirements are met:
    •
    Receive a "3—Meets Expectations" rating (on a 1 to 5 scale) on her or his personal performance plan (3P) for the Plan year, AND

    •
    Complete his or her established education plan for the given year.

  c.
  Net Income Incentive Percentages and Targeted Requirements

          MVB's net income for the year will be the basis for determining the overall incentive payout levels based on the following scale:

Performance Level Against Net Income Goal	Payout as Percent (%) of Target Incentive Opportunity
100%	0%
125%	25%
150%	50%
200%	100%

          The applicable percentage will be indicated in the Plan Matrix to be reviewed and recommended by the Committee with final approval by the MVB Board of Directors and be calculated on a prorated basis.

          The following provisions govern how the net income goal is established and used:

    i.
    The net income target value will be established as part of the annual strategic planning and performance benchmark activity. The MVB Board of Directors gives final approval to the pending year's net income goal, which becomes the net income target goal for the Plan.

    ii.
    The net income goal for the calendar year may be further adjusted to reflect extraordinary events or circumstances affecting MVB or its business, which render such a goal unattainable.

    iii.
    As shown in the above table, reaching 100% or falling short of the net income goal will result in no incentive payout for any Named Executive.

  d.
  Plan Governance & Authorization

          The following provisions cover how the Plan and Plan Matrix will be governed and implemented:

    i.
    MVB Board of Directors may, at their sole discretion, waive, change or amend the Plan and the as it deems appropriate; provided, however, that the Committee shall have the sole discretion to amend this Plan with respect to "performance-based compensation" under Section 4(h) hereof, and no amendment of the Plan with respect to performance-based compensation shall be effective until approved by the shareholders of MVB.

    ii.
    The Committee, working on behalf of the MVB Board of Directors, will clarify, interpret and resolve any ambiguity as to the meaning of any terms or provisions of this Plan or annual Plan Matrix or any questions as to the correct interpretation of any information contained therein, all of which will be final and binding.

    iii.
    By participating in the Plan under these Guidelines, each Named Executive agrees that such decisions, rulings and interpretations will be final and that each Named Executive will be bound by them. Each Named Executive further agrees that if and when any circumstances arise relating to these Guidelines which are not covered by this description of the Plan, the Named Executive will be bound by the recommended decision, ruling or interpretation of the Committee.

    iv.
    Payment of any cash incentive under these Guidelines to any Named Executive covered is conditioned upon the written certification of the Committee that the performance goals and any other material conditions applicable to such award were satisfied.

    v.
    The Committee will retain the discretion to decrease, but not increase, the amount of any cash incentive otherwise payable to any Named Executive in accordance with the applicable performance formula described above.

  e.
  Performance Benchmarks Development & Use

          A set of performance measurements, beyond the net income goal, will be used in the Plan. The final performance metric and its targeted value for the given year Plan will be found on the Plan Matrix. Each Named Executive will have a series of selected performance metrics designated as part of his or her performance criteria to reach or exceed during the Plan year. For each such performance metric, a weight will be assigned to equal 100% across the total metrics determined for the Named Executive. The following are the prime performance metrics deployed in the Plan Matrix (subject to change from year to year):

Net Income (Prior to Bonus Payout)	Total Deposits (Net Growth)
Loan Loss Allowance	Retail Loans (Net Growth)
Commercial Loans (Net Growth)	Non-Performing Loans
Mortgage Loan Volume

  f.
  Allocation of Performance Payout Weights between Performance Metrics and Personal Performance

          Four incentive percentage split tiers will be used based upon job position levels within MVB. The Plan Matrix will indicate the designated tier for each Named Executive. The tier weighting ratios will be used in calculating the incentive payouts as follows:

Incentive Tier	Performance Metric(PM)/Personal Performance (PP)Weighting
1	60% PM - 40% PP
2	80% PM - 20% PP
3	90% PM - 10% PP
4	100% PM Bank*

*
Subject to additional Plan guidelines set forth below.
  g.
  Payment and Tax Considerations

          The following are considerations regarding payment and associated taxes based on the Plan design:

    i.
    Awards will be paid in a separate payroll before the end of the first quarter following the Plan Year or as soon as possible after the annual audit or certification of the year-end financial statement is complete.

    ii.
    All award payments under these Guidelines are considered supplemental pay and will be taxed as such. Appropriate withholding and deductions will be taken from such payments. Percentages will be rounded to the nearest 1/10 of a percent (for example, 10.3%) and the total amount of award will be rounded up to the nearest whole dollar.

    iii.
    The amount of a Named Executive's earnings for the calendar year which have actually been paid to the Named Executive will be used in determining the amount of incentive payout calculation. This calculation excludes the salary elements for any award payments issued during the calendar year.

  h.
  Qualified Performance-Based Awards

  i.
  This Section 4(h) is intended to qualify any compensation paid under the Plan to Covered Employees (as hereinafter defined) as "qualified performance-based compensation" within the meaning of Treasury Regulation section 1.162-27(e)(1). Accordingly, the provisions of this Section 4(h) shall apply to awards made under this Plan to Covered Employees, notwithstanding any provision or term of this Plan to the contrary, and with respect to Covered Employees, any provision hereof that conflicts with this Section 4(h) shall be null and void and of no force and effect when applied to such persons. To the extent that the provisions of this Plan do not conflict with this Section 4(h), they will govern the treatment of awards under this Plan, including with respect to Covered Employees.

  ii.
  For purposes of Section 4(h), the following definitions shall apply:

  a.
  Covered Employee. The term "Covered Employee" means an employee of MVB who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

  b.
  Performance-Based Award. The term "Performance-Based Award" means any award granted pursuant to this Plan that is granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder

    c.
    Performance Criteria. The term "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the MVB or a unit, division, group, or Subsidiary of MVB) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the stock of MVB, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of stock of MVB, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing MVB's annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from MVB's U.S. GAAP results.

    d.
    Performance Cycle. The term "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of an award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than twelve (12) months.

    e.
    Performance Goals. The term "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

  iii.
  Before becoming effective, this Plan shall be approved by the shareholders of MVB.

  iv.
  The Committee shall designate any award payable to a Covered Employee under this Plan as a Performance-Based Award, provided that said Performance-Based Award shall be payable only upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of the overall performance of MVB or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below. The Committee may use the performance benchmarks and Plan Matrix of Sections 4(c), (e), and (f) of the Plan, provided that the use of such performance benchmarks and Plan Matrix complies with the provisions of this Section 4(h).

  v.
  With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first ninety (90) days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Performance-Based Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

  vi.
  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle for each Covered Employee.

  vii.
  Notwithstanding any statement or provision in this Plan to the contrary, and irrespective of what amount of incentive compensation the formulas and provisions of this Plan would otherwise require to be paid to a Covered Employee, the maximum Performance-Based Award payable to any one Covered Employee under the Plan for a calendar year is $1,000,000.

5.     Final Payout Eligibility Requirements

        The following are conditions which regulate the payout of any incentive compensation:

  a.
  A Named Executive must be classified as a regular and full-time employee for the entire calendar year and be of active status in order to receive payment.

  b.
  A Named Executive must be hired and on the active payroll as full-time as of the first business day after October 1 of the applicable calendar year in order to participate during that calendar year and will be paid at a prorated payout amount.

  c.
  If a Named Executive, who was previously eligible for another MVB-based incentive plan, is promoted to a position eligible for the Plan, he or she will be eligible for a prorated payout based on both plans' criteria.

  d.
  A Named Executive on leave of absence, regardless of type, will receive the incentive payment only upon return to regular, full-time, active status; provided, however, that Named Executive on military leave will be issued payment at the time incentive checks are issued even if they have not returned to regular, full-time, active status at that time.

6.     Additional Plan Payout Conditions

  a.
  In the event of major economic changes, catastrophic events, or any other circumstances not contemplated by MVB (but subject to the rules described above relating to Qualified Performance-Based Awards), the MVB Board of Directors, working through its Human Resources and Compensation Committee, reserves the right to alter, amend or terminate these Guidelines and any awards hereunder.

  b.
  In the event MVB restates its financial results within twelve (12) months of the payment of an award under these Guidelines due to material non-compliance with any financial reporting requirements of the federal securities laws as a result of a Named Executive's intentional "misconduct" (as determined by the members of the MVB), the Named Executive will reimburse MVB the difference between the amount of the award actually awarded and the amount of the award such an executive officer would have received had the amount of the award been calculated based on the restated financial statements.

  c.
  The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject the Named Executive to disciplinary action up to and including termination of employment. In addition, any award as provided by the Plan to which the Named Executive would otherwise be entitled will be revoked.

  d.
  A Named Executive who has willfully engaged in any activity injurious to MVB will forfeit any award earned during the award period in which the activity occurred.

  e.
  Regarding acquisitions/mergers, end of year goals or expenses will not be adjusted. MVB will not gain net income credit nor will deduct the cost of the acquisition/merger from expenses before final payout is made.

7.     Employment Status Changes and Retirement

  a.
  Except as set forth below, a Named Executive whose employment with MVB ends for any reason, other than death, prior to the issuance of incentive, will forfeit any incentive he or she otherwise would have been entitled to receive.

  b.
  A Named Executive who dies or whose employment ends due to disability or retirement after the end of the calendar year, but before the issuance of the incentive, will not forfeit the incentive which the Named Executive would have otherwise been entitled to receive.

  c.
  A Named Executive who dies or whose employment ends due to disability during a calendar year will participate on a prorated basis in the incentive program based upon the number of weeks of employment with MVB during such year.

  d.
  A Named Executive whose employment ends due to retirement during a calendar year will participate on a prorated basis in the incentive program based upon the number of weeks of employment with MVB during such calendar year provided that the Named Executive's term of employment is at least one-half of the calendar year.

  e.
  A Named Executive who terminates employment due to retirement in the first half of the calendar year will not receive any incentive amounts pursuant to these Guidelines for such calendar year.

  f.
  These Guidelines do not in any manner restrict the right of MVB or the Named Executive to end employment at any time, for any reason, with or without cause.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 022C9D 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 – David B. Alvarez 04 – Kelly R. Nelson 02 – Joseph P. Cincinnati 03 – John W. Ebert 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. To approve a non-binding advisory proposal on the compensation of the Named Executive Officers. 4. To act upon a proposal to approve the Annual Executive Performance Incentive Plan for the executive officers of MVB. For Against Abstain 3. To approve an Amended 2013 MVB Financial Corp. Stock Incentive Plan that supports the inclusion of Restricted Stock and Restricted Stock Units as an incentive opportunity, makes certain adjustments to change in control provisions, and updates the plan for certain Internal Revenue Code requirements related to executive compensation. 5. To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2015. 6. Any other business which may properly be brought before the meeting or any adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 4:00 p.m., Eastern Standard Time, on May 19, 2015. Vote by Internet • Go to www.investorvote.com/MVBF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Proxy — MVB Financial Corp. Notice of 2015 Annual Meeting of Shareholders Waterfront Place Hotel Two Waterfront Place - Morgantown, WV 26507 Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2015 KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Lisa J. McCormick, Alan C. Rusniak and Sydney J. Smith or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on April 01, 2015, at the Annual Meeting of Shareholders of MVB to be held at the Waterfront Place Hotel, Two Waterfront Place, Morgantown, WV on May 19, 2015, at 4:00 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows: Lisa McCormick, Alan Rusniak, Sydney Smith, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of MVB Financial Corp. to be held on May 19, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, Election of Directors, FOR Proposal 2, To approve a non-binding advisory proposal on the compensation of the Named Executive Officers, FOR Proposal 3, To approve an Amended 2013 MVB Financial Corp. Stock Incentive Plan that supports the inclusion of Restricted Stock and Restricted Stock Units as an incentive opportunity, makes certain adjustments to change in control provisions, and updates the plan for certain Internal Revenue Code requirements related to executive compensation, FOR Proposal 4, To act upon a proposal to approve the Annual Executive Performance Incentive Plan for the executive officers of MVB and FOR Proposal 5, To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2015. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2015
PURPOSES OF MEETING
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
PENSION BENEFITS TABLE
EXHIBIT A HUMAN RESOURCES & COMPENSATION COMMITTEE CHARTER
EXHIBIT B MVB FINANCIAL CORP. 2013 STOCK INCENTIVE PLAN (AMENDED)
SECTION 1 Statement of Purpose
SECTION 2 Definitions
SECTION 3 Eligibility
SECTION 4 Operation and Administration
SECTION 5 Shares Available Under the Plan
SECTION 6 Options
SECTION 7 Restricted Stock Awards
SECTION 8 Restricted Stock Units
SECTION 9 Stock Purchase Program
SECTION 10 Merit Awards
SECTION 11 Termination of Employment
SECTION 12 Adjustments to Shares
SECTION 13 Transferability and Deferral of Awards
SECTION 14 Award Agreement
SECTION 15 Tax Withholding
SECTION 16 Change in Control
SECTION 17 Mergers/Acquisitions
SECTION 18 Termination and Amendment
SECTION 19 Compliance with Section 409A
SECTION 20 Performance-Based Awards
EXHIBIT C ANNUAL EXECUTIVE PERFORMANCE INCENTIVE PLAN
Guidelines for Annual Awards